UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
___________________________
Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a‑11(c) or §240.14a‑2
Zscaler, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

zscaler™

Your World, Secured

2024 Proxy Statement

Your Access
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Your Future
Your World
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Your Enterprise
Your Access
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Your Access
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zscaler™

120 Holger Way, San Jose, CA 95134
Dear Stockholder:
I am pleased to invite you to attend the 2024 Annual Meeting of Stockholders, or the Annual Meeting, of Zscaler, Inc., or Zscaler or the Company, to be held on Friday, January 10, 2025 at 1:00 p.m. Pacific Time. The Annual Meeting will be conducted virtually via live webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ZS2024 (please have your notice or proxy card in hand when you visit the website).
The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Whether or not you attend the virtual Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the internet, by phone or by mail.
On behalf of the Board of Directors, I would like to express our appreciation for your support of, and interest in, Zscaler.
Sincerely,
Jay Chaudhry
Chief Executive Officer and
Chairman of the Board

Notice of Annual Meeting
of Stockholders

Date and Time	Record Date and Who Can Vote

January 10, 2025 1:00 p.m. Pacific Time	November 13, 2024, or the Record Date. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
Virtual Meeting Site

The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live audio webcast. You will be able to attend the virtual Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ZS2024.

Items of Business

1	To elect three Class I directors from the nominees described in this Proxy Statement to hold office until the 2027 annual meeting of stockholders or until their successors are elected and qualified, subject to their earlier death, resignation or removal.

2	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2025.

3	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.

4	To approve the amendment and restatement of the Zscaler, Inc. FY2018 Equity Incentive Plan.

5	To transact other business that may properly come before the Annual Meeting.

Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about November 22, 2024.
Your vote is important.
Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your vote via the internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the virtual Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.
Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting to be Held on January 10, 2025. Our proxy materials, including the Proxy Statement and Annual Report to Stockholders, are being made available on or about November 22, 2024 at the following website: www.proxyvote.com, as well as on our website at http://ir.zscaler.com in the Financials section of our Investor Relations webpage. We are providing access to our proxy materials over the internet under the rules adopted by the U.S. Securities and Exchange Commission.
By Order of the Board of Directors,
Robert Schlossman
Chief Legal Officer and Secretary
San Jose, CA
November 22, 2024

This Proxy Statement and form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at our 2024 Annual Meeting of Stockholders, or the Annual Meeting, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on January 10, 2025 at 1:00 p.m. Pacific Time, via live audio webcast at www.virtualshareholdermeeting.com/ZS2024. The Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended July 31, 2024 is first being mailed on or about November 22, 2024 to all stockholders entitled to vote at the Annual Meeting. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.
Ways to Vote

Via the Internet	By Telephone	By Mail	At the Annual Meeting

Voting Matters		Voting Recommendations
1	To elect three Class I directors from the nominees described in this Proxy Statement to hold office until the 2027 annual meeting of stockholders or until their successors are elected and qualified, subject to their earlier death, resignation or removal.	Proposal 1 "FOR"
The board of directors recommends a vote "FOR" the election of each of the three directors nominated by our board of directors and named in this Proxy Statement as the Class I directors to serve for a three-year term.

2	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2025.	Proposal 2 "FOR"	The board of directors recommends a vote "FOR" the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending July 31, 2025.

3	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.	Proposal 3 "FOR"	The board of directors recommends a vote "FOR" the approval, on an advisory non-binding basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

4	To approve the amendment and restatement of the Zscaler, Inc. FY2018 Equity Incentive Plan.	Proposal 4 "FOR"	The board of directors recommends a vote "FOR" the amendment and restatement of the Zscaler, Inc. FY2018 Equity Incentive Plan.

5	To transact other business that may properly come before the Annual Meeting.

2024 Proxy Statement	1

■	PROXY SUMMARY
Board of Directors

Director Nominees	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Karen Blasing	I	68	Director	2017	2024	2027
Charles Giancarlo	I	66	Director	2016	2024	2027
Eileen Naughton	I	66	Director	2021	2024	2027
Continuing Directors	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Andrew Brown	II	61	Director	2015	2025	—
Scott Darling	II	68	Director	2016	2025	—
David Schneider	II	56	Director	2019	2025	—
James Beer	III	63	Director	2024	2026	—
Jay Chaudhry	III	66	Chief Executive Officer and Chairman of the Board	2007	2026	—
Board Diversity

Independence	Tenure	Age	Gender

2	2024 Proxy Statement

PROXY SUMMARY	■
Director Skills Matrix
The following table summarizes the key qualifications, skills and attributes of our director nominees and the continuing members of our board of directors. A mark indicates a specific area or focus of expertise on which our board of directors particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. Our directors' biographies describe each director's background and relevant experience in greater detail.

Director Skills	Chaudhry	Beer	Blasing	Brown	Darling	Giancarlo	Naughton	Schneider

Senior Leadership	■	■	■	■	■	■	■	■
Industry Expertise	■	■	■	■	■	■	■	■
Financial Knowledge and Expertise	■	■	■	■	■	■		■
Public Company Board Experience	■	■	■	■	■	■	■	■
Cybersecurity/Information Security	■			■		■
Global/International Experience and Knowledge	■	■	■	■	■	■	■	■
Governance, Risk Oversight and Compliance	■	■	■	■	■	■	■	■
Sales, Marketing and Brand Management	■	■			■	■	■	■
Human Capital Management	■	■	■	■	■	■	■	■
SaaS Scale	■	■	■		■	■		■
Emerging Technologies and Business Models	■	■	■	■	■	■	■	■
Corporate Responsibility				■	■	■	■	■
Senior Leadership — Experience in senior leadership positions to analyze, advise and oversee management in decision making, operations and policies
Industry Expertise — Insight into the cloud, cybersecurity and software industries to oversee our business and the risks we face related to those industries
Financial Knowledge and Expertise — Knowledge of financial markets, financing and accounting and financial reporting processes
Public Company Board Experience — Experience to understand the dynamics and operation of a public company
Cybersecurity/Information Security — Leadership or significant experience overseeing and managing risks related to the protection and confidentiality of digital systems or data
Global/International Experience and Knowledge — Experience and knowledge of global operations, business conditions and culture to advise and oversee our global business
Governance, Risk Oversight, and Compliance — Experience in public company corporate governance risk oversight and management, compliance, investor relations and creating long term sustainable value
Sales, Marketing and Brand Management — Sales, marketing and brand management experience to provide expertise to grow sales and enhance our brand
Human Capital Management — Experience attracting and retaining top talent to advise and oversee our people and compensation policies
SaaS Scale — Experience building or growing successful SaaS companies, reaching scale and maturity
Emerging Technologies and Business Models — Experience identifying and developing emerging technologies and business models to advise, analyze and strategize regarding emerging technologies, business models and potential acquisitions disrupting our industry, business and company
Corporate Responsibility — Experience addressing governance, people and environmental issues, including climate change

2024 Proxy Statement	3

■	PROXY SUMMARY
Executive Compensation Highlights
Our pay practices align with our pay-for-performance philosophy and underscore our commitment to sound compensation and governance practices. We believe that as organizations continue to embrace cloud-based business solutions, they are still in the early stages of adopting the security and networking solutions, including our platform, that are necessary to secure and manage cloud-based operations. To be successful in this emerging market, we believe that delivering growth and capturing market share are paramount. Since we strongly believe that establishing and meeting aggressive growth targets in both the short term and the long term is the best way to deliver sustained stockholder value in a highly competitive and emerging market, we focus our performance metrics for our annual executive cash bonuses on achieving growth in each fiscal year but, for our long-term incentive equity compensation, we focus our performance metrics on multi-year annual recurring revenue, or ARR, growth targets. In addition, in fiscal 2024, in response to feedback from stockholders, the compensation committee introduced performance metrics focused on annual operating profitability into our compensation programs.
Fiscal 2024 Financial Performance
Fiscal 2024 was a strong year for us marked by significant achievement and growth across all of our key metrics. Fiscal 2024 highlights were as follows:

Revenue Growth	Calculated Billings Growth*	Free Cash Flow Margins†	Growth in Large Customers
34% Y/Y	29% Y/Y	75%	27% Y/Y
$2.17B Revenue	$2.62B Billings	$585M Cash Flow	+565 Enterprises (>$1M ARR)

*Calculated billings is a non-GAAP financial measure that we believe is a key metric to measure our periodic performance. Calculated billings represents our total revenue plus the change in deferred revenue in a period. See Appendix A for the calculation of calculated billings.
†Free Cash Flow and Free Cash Flow Margins are non-GAAP financial measures that we believe are useful indicators of liquidity and provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. Free cash flow is calculated as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. See Appendix A for the calculation of free cash flow margins.

4	2024 Proxy Statement

PROXY SUMMARY	■
Corporate Responsibility Approach
From Zscaler’s inception, we have recognized the importance of values, ethics and doing the right thing. Our Corporate Responsibility program, with oversight provided by the nominating and corporate governance committee, works to help strengthen practices across the Company so that we can better meet the needs of our customers, investors, employees and communities. We believe thoughtful, robust and deliberate governance, people and environmental initiatives will drive sustained value creation for these stakeholders. While our program continues to evolve and grow, our current priorities include:
▪Respecting privacy and protecting our customers' sensitive data;
▪Maintaining robust and effective governance and risk oversight practices;
▪Reducing environmental impact and lowering greenhouse gas emissions; and
▪Hiring and retaining diverse talent to support innovation and growth.
HIGHLIGHTS

Governance Securing Trust	▪All board committees composed entirely of independent directors ▪Stock ownership requirements for all directors and Named Executive Officers ▪Clawback policy implemented in fiscal 2024

People Enabling Possibility for People	▪Certified a Great Place to Work in 11 countries in 2024 ▪94% of responding employees agree that their work contributes to company priorities in our most recent survey

Environment Embedding Environmental Efficiency
▪Cloud-based multitenant solution uses significantly less hardware and energy than legacy security solutions
▪100% renewable energy for global data centers and offices since 2021
▪Achieved carbon neutral for relevant categories since 2022 and set a goal to reach net zero for operations by 2025
▪Committed to the Science Based Targets initiative

2024 Proxy Statement	5

Questions and Answers About
the Annual Meeting
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.
Why am I receiving these materials?
Our board of directors is providing these proxy materials to you in connection with our board of directors’ solicitation of proxies for use at Zscaler’s virtual Annual Meeting, which will take place on January 10, 2025. Stockholders are invited to attend the virtual Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
All stockholders will have the ability to access the proxy materials via the internet, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended July 31, 2024, or the Annual Report, as filed with the U.S. Securities and Exchange Commission, or the SEC, on September 12, 2024. This Proxy Statement and the Annual Report are available at www.proxyvote.com, as well as on our website at http://ir.zscaler.com in the Financials section of our Investor Relations webpage. The Notice of Annual Meeting of Stockholders includes information on how to access the proxy materials, how to submit your vote over the internet, by phone or how to request a paper copy of the proxy materials.
What proposals will be voted on at the Annual Meeting?
There are four proposals scheduled to be voted on at the Annual Meeting:
▪The election of three Class I directors to hold office until the 2027 annual meeting of stockholders or until their successors are elected and qualified, subject to their earlier death, resignation or removal;
▪The ratification of the appointment of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for our fiscal year ending July 31, 2025;
▪A proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers; and
▪A proposal to approve the amendment and restatement of the Zscaler, Inc. FY2018 Equity Incentive Plan, or the 2018 Plan.
At the time this Proxy Statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting.
How does our board of directors recommend that I vote?
Our board of directors recommends that you vote:
▪FOR the election of each of the three directors nominated by our board of directors and named in this Proxy Statement as Class I directors to serve for a three-year term;
▪FOR the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending July 31, 2025;

6	2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	■
▪FOR the approval, on an advisory non-binding basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement; and
▪FOR the amendment and restatement of the Zscaler, Inc. FY2018 Equity Incentive Plan.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on November 13, 2024, the Record Date for the Annual Meeting, or the Record Date, are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 153,426,400 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Equiniti Trust Company, LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.
Do I have to do anything in advance if I plan to attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on November 13, 2024 or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ZS2024. You also will be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live audio webcast will begin promptly at 1:00 p.m. Pacific Time on January 10, 2025. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Pacific Time, and you should allow ample time for the check-in procedures.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

2024 Proxy Statement	7

■	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
How do I vote and what are the voting deadlines?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:
▪You may vote via the internet. To vote via the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on January 9, 2025 to be counted. If you vote via the internet, you do not need to return a proxy card by mail.
▪You may vote by telephone. To vote by telephone, dial toll-free 1-800-690-6903 in the United States and Canada or 1-800-454-8683 from countries outside the United States and Canada and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on January 9, 2025 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.
▪You may vote by mail. To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), complete, date and sign the proxy card and return it promptly by mail in the envelope to be provided so that it is received no later than January 9, 2025. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares in accordance with the recommendations of our board of directors.
▪You may vote at the Annual Meeting. To vote at the meeting, following the instructions at www.virtualshareholdermeeting.com/ZS2024 (have your Notice or proxy card in hand when you visit the website).
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:
▪entering a new vote by internet or telephone;
▪signing and returning a new proxy card with a later date;
▪delivering a written revocation to our Secretary at Zscaler, Inc., 120 Holger Way, San Jose, California 95134, by 11:59 p.m. Eastern Time on January 9, 2025; or
▪following the instructions at www.virtualshareholdermeeting.com/ZS2024.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

8	2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	■
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given; however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
What if I do not specify how my shares are to be voted?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:
▪FOR the election of each of the three directors nominated by our board of directors and named in this Proxy Statement as Class I directors to serve for a three-year term (Proposal No. 1);
▪FOR the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending July 31, 2025 (Proposal No. 2);
▪FOR the approval, on an advisory non-binding basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement (Proposal No. 3);
▪FOR the amendment and restatement of the 2018 Plan (Proposal No. 4); and
▪in the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending July 31, 2025. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). Abstentions will have no impact on the outcome of Proposal No. 1 as long as a quorum exists.

2024 Proxy Statement	9

■	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of the voting power of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As noted above, as of the Record Date, there were a total of 153,426,400 shares of common stock outstanding, which means that 76,713,201 shares of common stock must be represented at the Annual Meeting to have a quorum. If there is no quorum, the chairperson of the meeting or a majority of the voting power of our common stock present at the Annual Meeting may adjourn the meeting to a later date.
How many votes are needed for approval of each proposal?
▪Proposal No. 1: The election of the Class I directors requires a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of the directors to be approved. Plurality means that the three nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. A vote withheld with respect to the election of any or all nominees will be counted for purposes of determining whether there is a quorum.
▪Proposal No. 2: The ratification of the appointment of PwC requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.
▪Proposal No. 3: The approval, on an advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 3, the abstention will have the same effect as a vote AGAINST the proposal. Because this proposal is an advisory vote, the result will not be binding on our board of directors. However, our board of directors values our stockholders’ opinions, and our board of directors and our compensation committee will consider the outcome of the vote when determining the compensation of our Named Executive Officers.
▪Proposal No. 4: The amendment and restatement of the 2018 Plan requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 4, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of the vote.

10	2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	■
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
What does it mean if I received more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Zscaler or to third parties, except as necessary to meet applicable legal and administrative requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding". Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials (and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report to stockholders and this Proxy Statement) to multiple stockholders who share the same address (if they appear to be members of the same family), unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents.
To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and Annual Report, you may contact us as follows:
Zscaler, Inc.
Attention: Secretary
120 Holger Way
San Jose, California 95134
(408) 533-0288
Stockholders who hold shares in street name may contact their broker, bank or other nominee to request information about householding.

2024 Proxy Statement	11

■	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
STOCKHOLDER PROPOSALS
Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next Annual Meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our fiscal 2025 Annual Meeting, our Secretary must receive the written proposal at our principal executive offices not later than July 25, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Stockholder proposals should be addressed to:
Zscaler, Inc.
Attention: Secretary
120 Holger Way
San Jose, California 95134
(408) 533-0288
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an Annual Meeting of stockholders but do not intend for the proposal to be included in our Proxy Statement. Our bylaws provide that the only business that may be conducted at an Annual Meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the Annual Meeting by or at the direction of our board of directors, or (iii) properly brought before the Annual Meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our fiscal 2025 Annual Meeting, our Secretary must receive the written notice at our principal executive offices:
▪not earlier than the close of business on September 8, 2025; and
▪not later than the close of business on October 8, 2025.
In the event the date we hold our fiscal 2025 Annual Meeting has been changed by more than 30 days from the first anniversary of the date of the fiscal 2024 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement must be received no earlier than the close of business on the 120th day before the fiscal 2025 Annual Meeting and no later than the close of business on the later of the following two dates:
▪the 90th day prior to such annual meeting; or
▪the 10th day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

12	2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	■
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.
NOMINATION OF DIRECTOR CANDIDATES
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
AVAILABILITY OF BYLAWS
A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

2024 Proxy Statement	13

Board of Directors and
Corporate Governance
Our business affairs are managed under the direction of our board of directors, which is currently comprised of eight members. Seven of our eight directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Upon the recommendation of our nominating and corporate governance committee, we are nominating Karen Blasing, Charles Giancarlo and Eileen Naughton as Class I directors at the Annual Meeting. If elected, Ms. Blasing, Mr. Giancarlo and Ms. Naughton will each hold office for a three-year term until the 2027 annual meeting of stockholders or until their successors are elected and qualified.
The following table sets forth the names, ages as of November 1, 2024 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing directors:

Director Nominees	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Karen Blasing(1)	I	68	Director	2017	2024	—
Charles Giancarlo(2)(3)	I	66	Director	2016	2024	—
Eileen Naughton(2)	I	66	Director	2021	2024	—
Continuing Directors	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Andrew Brown(1)(2)	II	61	Director	2015	2025	—
Scott Darling(1)(3)	II	68	Director	2016	2025	—
David Schneider(3)	II	56	Director	2019	2025	—
James Beer(1)	III	63	Director	2024	2026	—
Jay Chaudhry	III	66	Chief Executive Officer and Chairman of the Board	2007	2026	—
(1)Member of our audit committee
(2)Member of our compensation committee
(3)Member of our nominating and corporate governance committee

14	2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	■
Director Nominees

Karen Blasing Age | 68 Class I Director Since | 2017
Karen Blasing served as the chief financial officer of Guidewire from July 2009 to March 2015. Prior to 2009, Ms. Blasing served as the chief financial officer for Force10 Networks, Inc. and as the senior vice president of finance for Salesforce.com, Inc. She has also served as chief financial officer for Nuance Communications, Inc. and Counterpane Internet Security, Inc. and held senior finance roles for Informix Corporation (now IBM Informix) and Oracle Corporation. She currently serves as a director of Autodesk, Inc., a multinational software corporation, where she serves as a member of the audit committee, and GitLab Inc., a DevSecOps platform company, where she serves as a chair of the audit committee. Ms. Blasing previously served as a director of Ellie Mae, Inc. Ms. Blasing holds a B.A. in economics and business administration from the University of Montana and an M.B.A. from the University of Washington.

We believe Ms. Blasing is qualified to serve as a member of our board of directors based on her extensive financial leadership and management experience at numerous SaaS and enterprise software companies.

Charles Giancarlo Age | 66 Class I Director Since | 2016
Charles Giancarlo has served as chief executive officer of Pure Storage since August 2017. From January 2008 until October 2015, Mr. Giancarlo was a managing director and then strategic advisor of Silver Lake Partners, a private investment firm that focuses on technology-enabled and related growth industries. From May 1993 to December 2007, Mr. Giancarlo served in numerous senior executive roles at Cisco Systems, Inc., a provider of communications and networking products and services, ultimately as the executive vice president and chief development officer from May 2004 to December 2007. Mr. Giancarlo currently serves on the boards of directors of Arista Networks, Inc., a manufacturer of networking products, where he serves as a member of the compensation committee and the nominating and corporate governance committee, and Pure Storage. He previously served on the boards of directors of Accenture plc, Avaya, Inc., Imperva, Inc., ServiceNow, Inc., Netflix, Inc. and Tintri, Inc. Mr. Giancarlo holds a B.S. in electrical engineering from Brown University, an M.S. in electrical engineering from the University of California, Berkeley and an M.B.A. from Harvard Business School.

We believe Mr. Giancarlo is qualified to serve as a member of our board of directors based on his extensive business expertise, including his current and prior executive level leadership, and his experience on the boards of publicly traded technology companies.

2024 Proxy Statement	15

■	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Eileen Naughton Age | 66 Class I Director Since | 2021
Eileen Naughton served as the Chief People Officer and Vice President of People Operations at Google, Inc. from September 2016 to January 2021. Prior to September 2016, Ms. Naughton served in a variety of senior roles at Google dating back to 2006, including as Vice President and Managing Director for Google UK & Ireland and Vice President of Global Sales. Prior to joining Google in 2006, Ms. Naughton held a number of executive positions at Time Warner, including president of TIME Magazine. Ms. Naughton currently serves on the board of directors of Music, Inc., Canada’s leading book and lifestyle retailer, and Ares Management Corporation, an alternative investment manager operating in the credit, private equity and real estate markets. She previously served on the boards of directors of L’Oreal S.A. and The XO Group. Ms. Naughton holds a B.A. in international relations from the University of Pennsylvania, a Master of Arts from the Lauder Institute and a M.B.A. from the University of Pennsylvania.

We believe Ms. Naughton is qualified to serve on our board of directors because of her extensive director experience and her knowledge and experience in operations and management at multiple sophisticated companies.

Continuing Directors

Andrew Brown Age | 61 Class II Director Since | 2015
Andrew Brown has served as chief executive officer of Sand Hill East LLC, a strategic management, investment and marketing services firm, since February 2014. Since 2006, he has also been the chief executive officer and co-owner of Biz Tectonics LLC, a privately held consulting company. From September 2010 to October 2013, Mr. Brown served as group chief technology officer of UBS Securities LLC, an investment bank. From 2008 to 2010, he served as head of strategy, architecture and optimization at Bank of America Merrill Lynch, the corporate and investment banking division of Bank of America. From 2006 to 2008, Mr. Brown served as chief technology officer of infrastructure at Credit Suisse Securities (USA) LLC, an investment bank. He currently sits on the board of directors of Pure Storage, Inc., a data storage and management company, where he serves as the chair of the compensation committee and chair of the risk committee. Mr. Brown previously served on the board of directors of Guidewire Software, Inc., a provider of software products for property and casualty insurers. Mr. Brown holds a B.S. (Honors) in chemical physics from University College London. Mr. Brown also, recently, co-authored the book "Cybersecurity: 7 Steps for Boards of Directors".

We believe Mr. Brown is qualified to serve as a member of our board of directors based on his extensive experience as chief technology officer of multiple Fortune 500 companies, as well as his service on the board of directors of other publicly traded companies.

16	2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	■

Scott Darling Age | 68 Class II Director Since | 2016
Scott Darling has served as president of Dell Technologies Capital, the corporate development and venture capital arm of Dell Technologies Inc., since September 2016. Prior to joining Dell Technologies upon its acquisition of EMC Corp., Mr. Darling was president of EMC Corporate Development and Ventures from March 2012 to September 2016, and in this role he was responsible for EMC’s business development and venture capital investment activity. Prior to joining EMC, Mr. Darling was a general partner at Frazier Technology Ventures II, L.P., which he joined in 2007, and was vice president and managing director at Intel Capital Corp., the venture capital arm of Intel Corporation, from 2000 to 2007. Mr. Darling previously served on the board of directors of DocuSign Inc., a provider of electronic signature technology and digital transaction management services. Mr. Darling holds a B.A. in economics from the University of California at Santa Cruz and an M.B.A. from the Stanford University Graduate School of Business.

We believe Mr. Darling is qualified to serve as a member of our board of directors based on his experience as a director of and as an investor in multiple technology companies.

David Schneider Age | 56 Class II Director Since | 2019
David Schneider has served as a General Partner of Coatue Management, an investment firm focusing on technology companies, since February 2021. Mr. Schneider previously served as president, emeritus of ServiceNow, Inc., a cloud computing company, from July 2020 to December 2021, as president, global customer operations from January 2019 to July 2020, as chief revenue officer from June 2014 to January 2019 and as senior vice president of worldwide sales and services from June 2011 to May 2014. From July 2009 to March 2011, Mr. Schneider served as senior vice president of worldwide sales of the backup recovery systems division of EMC Corporation, a computer storage company acquired by Dell Technologies Inc. From January 2004 to July 2009, Mr. Schneider held senior positions at Data Domain, Inc., a data archiving and deduplication company acquired by EMC, most recently as Senior Vice President of Worldwide Sales. Mr. Schneider holds a B.A. in political science from the University of California, Irvine.

We believe Mr. Schneider is qualified to serve on our board of directors because of his knowledge and experience in operations and management at various technology companies.

2024 Proxy Statement	17

■	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Jay Chaudhry Age | 66 Class III Director Since | 2007
Jay Chaudhry is our co-founder and has served as our Chief Executive Officer and as Chairman of our board of directors since September 2007. Mr. Chaudhry holds an M.B.A. and an M.S. in electrical engineering and industrial engineering from the University of Cincinnati and a B. Tech in electronics engineering from the Indian Institute of Technology (Banaras Hindu University) Varanasi.

We believe Mr. Chaudhry is qualified to serve as a member of our board of directors because he is a security industry pioneer and an accomplished entrepreneur, having founded and built several companies, and based on the perspective, operational insight and expertise he has accumulated as our co-founder and our Chief Executive Officer.

James Beer Age | 63 Class III Director Since | 2024
James Beer served as chief financial officer of Atlassian Corporation Plc, an enterprise software company, from February 2018 to June 2022. From September 2013 to December 2017, Mr. Beer served as executive vice president and chief financial officer of McKesson Corporation, a healthcare services and information technology company. Prior to McKesson Corporation, Mr. Beer served as executive vice president and chief financial officer of Symantec Corporation, now known as Gen Digital, a cybersecurity company, where he managed the worldwide finance organization. Prior to his work at Symantec, Mr. Beer served as chief financial officer or AMR Corp. and American Airlines Group Inc., AMR's principal subsidiary. Mr. Beer currently serves on the board of directors of Alaska Air Group, parent company of Alaska Airlines, and DocuSign Inc. Mr. Beer previously served on the board of directors of ForeScout Technologies, Inc., a network security software company. Mr. Beer holds a B.S. in Aeronautical Engineering from Imperial College, London University, and an M.B.A. from Harvard University.

We believe Mr. Beer is qualified to serve as a member of our board of directors because of his substantial experience in corporate finance with public technology companies as well as his service on the board of directors of publicly traded companies.

18	2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	■
Diversity Board Matrix (as of November 1, 2024)

Total Number of Directors	8

Gender Identity	Male	Female	Non-Binary	Not Disclosed

Number of Directors based on Gender Identity	6	2	0	0
Number of Directors who identify in any categories below:

African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	1	—	—	—
Hispanic of Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	5	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Not Disclosed	—

2024 Proxy Statement	19

■	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Independence
Our common stock is listed on the Nasdaq Global Select Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of our initial public offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, our board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that (i) none of Mses. Blasing and Naughton and Messrs. Beer, Brown, Darling, Giancarlo and Schneider, representing seven of our eight directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and (ii) that each of these directors is “independent” as that term is defined under the rules of Nasdaq. Mr. Chaudhry is not independent under Nasdaq’s independence standards. Our board of directors also determined that Ms. Blasing (chair) and Messrs. Beer, Brown and Darling, who comprise our audit committee, and Messrs. Brown (chair) and Giancarlo and Ms. Naughton, who comprise our compensation committee, satisfy the independence standards for committee members established by applicable SEC rules and the listing standards of Nasdaq.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and any transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors or executive officers.

20	2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	■
Board Leadership Structure
Mr. Chaudhry currently serves as our Chief Executive Officer and Chairman of the Board. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from Mr. Chaudhry’s leadership, Company-specific experience and years of experience as an executive in the network security industry. Serving on our board of directors and as Chief Executive Officer since our founding in 2007, Mr. Chaudhry is best positioned to identify strategic priorities, lead critical discussion and execute our growth strategy and business plans. Mr. Chaudhry possesses detailed in-depth knowledge of the issues, opportunities and challenges facing us. The board of directors believes that Mr. Chaudhry’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. The board of directors has not appointed a “lead independent director.” We believe that our board leadership structure is appropriate for our Company, particularly where we have a majority of independent directors who are all actively involved in board meetings.
Executive Sessions of Independent Directors
In order to encourage and enhance communication among independent directors, and as required under the applicable rules of Nasdaq, our corporate governance guidelines provide that the independent directors of our board of directors will meet in executive sessions without management directors or Company management present on a periodic basis, but no less than twice a year.
Board Meetings and Committees
During the fiscal year ended July 31, 2024, our board of directors held five meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of our then current serving directors attended our last year's annual meeting of stockholders.
We have established an audit committee, a compensation committee and a nominating and corporate governance committee with the composition and responsibilities described below. We believe that the composition and the operation of these committees comply with the requirements of the Sarbanes-Oxley Act of 2002, the rules of Nasdaq and SEC rules and regulations.

2024 Proxy Statement	21

■	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Audit Committee

Members	Responsibilities

Ms. Blasing (Chair) Mr. Beer Mr. Brown Mr. Darling

▪selecting and hiring our registered public accounting firm;
▪evaluating the performance and independence of our registered public accounting firm;
▪approving the audit and pre-approving any non-audit services to be performed by our registered public accounting firm;
▪reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
▪reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
▪overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;
▪reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;
▪cybersecurity risk assessment and management,
▪privacy risk assessment and management;
▪reviewing and approving any proposed related-person transactions; and
▪preparing the audit committee report that the SEC will require in our annual proxy statement.

Our board of directors has determined that all members of our audit committee meet the requirements for independence and financial literacy of audit committee members under current Nasdaq listing standards and SEC rules and regulations. Our audit committee chairperson, Ms. Blasing, and Mr. Beer, is each an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under Nasdaq listing standards.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. A copy of the charter of our audit committee is available on our website at http://ir.zscaler.com in the Governance Documents section of our Investor Relations webpage. During the fiscal year ended July 31, 2024, our audit committee held eight meetings.

22	2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	■
Compensation Committee

Members	Responsibilities

Mr. Brown (Chair) Mr. Giancarlo Ms. Naughton Ms. Blasing (thru March 2024)

▪reviewing and approving our chief executive officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements and any other benefits, compensation or arrangements;
▪administering our equity compensation plans;
▪overseeing our overall compensation philosophy, compensation plans and benefits programs; and
▪preparing the compensation committee report in our annual proxy statement.

Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the rules of Nasdaq and the SEC and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
Our compensation committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at http://ir.zscaler.com in the Governance Documents section of our Investor Relations webpage. During the fiscal year ended July 31, 2024, our compensation committee held five meetings.
Nominating and Corporate Governance Committee

Members	Responsibilities

Mr. Giancarlo (Chair) Mr. Darling Mr. Schneider

▪evaluating and making recommendations regarding the composition, organization and governance of our board of directors and its committees;
▪evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;
▪reviewing and making recommendations with regard to our Corporate Governance Guidelines and compliance with laws and regulations, including corporate responsibility issues and disclosures; and
▪reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee.

Our board of directors has determined that all members of our nominating and corporate governance committee meet the requirements for independence under the rules of Nasdaq.
Our nominating and corporate governance committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at
http://ir.zscaler.com in the Governance Documents section of our Investor Relations webpage. During the fiscal year ended July 31, 2024, our nominating and corporate governance committee held four meetings.

2024 Proxy Statement	23

■	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors.
Considerations in Evaluating Director Nominees
It is the policy of the nominating and corporate governance committee of our board of directors to consider recommendations for candidates to our board of directors from stockholders holding no less than one percent (1%) of the outstanding shares of the Company’s common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination.
The nominating and corporate governance committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to our board of directors:
▪The nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources.
▪In its evaluation of director candidates, including the members of our board of directors eligible for re-election, the nominating and corporate governance committee will consider factors such as:
◦business expertise;
◦diversity, including differences in professional background, gender, race, ethnicity, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors;
◦past attendance at meetings, and participation in, and contributions to, the activities of our board of directors; and
◦other factors that the nominating and corporate governance committee deems appropriate.
▪The nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors:
◦the highest personal and professional ethics and integrity;
◦proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
◦skills that are complementary to those of the existing board of directors;
◦the ability to assist and support management and make significant contributions to the Company’s success; and
◦an understanding of the fiduciary responsibilities that is required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

24	2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	■
If the nominating and corporate governance committee determines that an additional or replacement director is required, the nominating and corporate governance committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, our board directors or management.
The nominating and corporate governance committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. The nominating and corporate governance committee has in the past and may in the future pay fees to third parties to assist in identifying or evaluating director candidates.
Stockholder Recommendations for Nominations to the Board of Directors
A stockholder that wants to recommend a candidate for election to our board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary, at Zscaler, Inc., 120 Holger Way, San Jose, California 95134. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.
A stockholder that instead desires to nominate a person directly for election to our board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s bylaws and the rules and regulations of the Securities and Exchange Commission. Section 2.4 of the Company’s bylaws requires that a stockholder who seeks to nominate a candidate for director must provide a written notice to the Secretary of the Company not later than the close of business on the 45th day nor earlier than the close of business on the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is changed by more than 30 days from the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or by such other means as is reasonably designed to inform the public or stockholders of the corporation in general of such information, including, without limitation, posting on the Company's investor relations website. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

2024 Proxy Statement	25

■	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Communications with the Board of Directors
Our board of directors believes that management speaks for Zscaler, Inc. However, individual board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.
In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at Zscaler, Inc., 120 Holger Way, San Jose, California 95134. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors, or an appropriate committee of the board of directors, at each regularly scheduled quarterly meeting of the board. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the board of directors, independent directors, appropriate committees, or members of committees of the board, independent advisors to the Company or Company management, as our Secretary considers appropriate.
Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.
This procedure for stockholder and other interested party communications with the non-management directors is overseen by the Company’s nominating and corporate governance committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.
Stockholder Engagement
As part of our year-round stockholder engagement program and a vital component of our overall corporate governance program, Zscaler meets with, and constantly strives to incorporate feedback from, our stockholders. Our Investor Relations team regularly meets with investors, prospective investors, and investment analysts to discuss Company performance, technology initiatives, and company strategy. Meetings can include participation by our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, other members of management and members of our board of directors. In addition, our Investor Relations team regularly engages with the governance departments of our stockholders and seeks feedback on topics of interest to them, including on our corporate governance, executive and director compensation, and corporate responsibility practices. Our Investor Relations team, Chief Executive Officer, Chief Financial Officer and Chief Legal Officer regularly communicate topics discussed and feedback from stockholders with our senior management and board of directors for consideration.

26	2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	■
In fiscal 2024, our management team held 99 meetings with current and prospective stockholders, including meetings with over 60% of our top 25 largest stockholders. We continuously communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, quarterly earnings calls, our website and our Annual Meeting. Below is a summary of some of the key feedback on certain governance topics that we received since we filed our fiscal 2023 Proxy Statement:

Common Discussion Points	Our Viewpoint

No lead independent director for Zscaler's board of directors	Stockholders have asked why our board does not have a lead independent director to work with our Chairman and CEO. We believe that, while a lead independent director might be valuable in some companies, such a role would undermine our highly effective board culture where all independent directors work directly with our Chairman and CEO on matters within their areas of interest and expertise. Our board consists of a majority of independent directors and regularly meets in executive session as appropriate. Additionally, all three of our board committees are composed entirely of independent directors. We believe all independent board members are empowered to guide the Company and this fosters a collaborative dynamic which could be impaired by the presence of a single lead independent director. While in the future we may find it beneficial or necessary to appoint a lead independent director, currently, we feel our board structure provides an appropriate check against undue management influence while preserving the board culture that has driven our success.

Payment of annual cash bonuses
Stockholders have asked about the application of discretion by our CEO in determining the bonuses of our Senior Executives. As described in the "Executive Compensation" section, the entire cash bonus pool allocated to our Senior Executives is funded based on attainment of revenue, billings and non-GAAP income from operations performance metrics determined by our compensation committee. However, the actual payment to our Named Executive Officers is subject to downward adjustment by our CEO. Specifically, our CEO considers non-public corporate and individual performance metrics in exercising discretion only to reduce bonus payments below what is allowed by the funded amount of the bonus pool. For example in the first half performance period of fiscal 2024, our CEO exercised his downward discretion such that the actual full year payout to Named Executive Officers was at 108.7% of their target bonuses, which was below the full year total funded pool of 118.3%. We believe this gives our CEO latitude to ensure executive pay reflects the best interests of our stockholders and aligns with performance against a wide variety of strategic and performance objectives.

Charles Giancarlo "Overboarding"	Stockholders have expressed concerns about Mr. Giancarlo sitting on the boards of directors of three public companies including Zscaler while also serving as the chief executive officer to one company. We feel that Mr. Giancarlo provides a unique combination of invaluable experience, skills and perspectives that are relevant for Zscaler's market, technology and stage of growth as a result of his past and, especially, his current roles. During the last five fiscal years, Mr. Giancarlo has missed only one board or committee meeting. In addition, Mr. Giancarlo regularly makes himself available for informal meetings with our CEO and other members of management. During these formal and informal meetings, we believe that Mr. Giancarlo provides critical advice and insights which benefit our stockholders.

Anti-takeover provisions	Stockholders have asked about our anti-takeover provisions including our classified board and our board's ability to issue preferred shares of stock without a stockholder vote. With Cybersecurity taking center-stage for many companies, Zscaler is filling a critical need for our customers. Part of that need centers around long-term stability of our products and our Company as a whole. We feel that the anti-takeover measures, that have been deemed reasonable and appropriate by both our management and board of directors, support this long-term stability which is increasingly seen as vital by our customers, partners and employees. As a result, we believe that our anti-takeover provisions are reasonable for our Company’s size, growth rate and industry and support long-term value creation for our stockholders.

2024 Proxy Statement	27

■	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Corporate Governance Guidelines and Code of Conduct
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Conduct that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Conduct is posted on our website at http://ir.zscaler.com in the Governance Documents section of our Investor Relations webpage. We will post any amendments to our Code of Conduct, and any waivers of our Code of Conduct for directors and executive officers, on the same website.
Role of the Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process which risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance and reputational risks. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management, including oversight of the performance of our internal audit function. In addition to oversight of the performance of our external and internal audit functions, our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions. Our audit committee responsibilities also include oversight of cybersecurity risk management, and, to that end, members of the audit committee meet frequently with management and Company leadership responsible for cybersecurity risk management and receives periodic reports from management, as well as incremental reports as matters arise. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and oversees our Corporate Responsibility program. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Director Compensation
Each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards under our outside director compensation policy. Our outside director compensation policy was crafted in consultation with Compensia, Inc., or Compensia, an independent compensation consulting firm engaged by our compensation committee. Compensia provided us with competitive data, analysis and recommendations regarding non-employee director compensation, which includes a mix of cash and equity-based compensation. After careful consideration of this information and the scope of the duties and responsibilities of our non-employee directors, our board of directors approved our outside director compensation policy. We believe this policy provides reasonable compensation to our non-employee directors that is commensurate with their contributions and appropriately aligned with our peers. We also reimburse our directors for expenses associated with attending meetings of our board of directors and board committees.

28	2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	■
For fiscal 2024, there were no changes in the director compensation policy, and non-employee directors were entitled to receive the following cash compensation for service in the following positions:

Position	Annual Retainer ($)

Board Member	30,000
Audit Committee Chair	20,000
Audit Committee Member	8,000
Compensation Committee Chair	12,000
Compensation Committee Member	5,000
Nominating and Corporate Governance Committee Chair	7,500
Nominating and Corporate Governance Committee Member	4,000
In addition, non-employee directors were eligible to receive the following equity awards for board service:
(1)Annual restricted stock unit, or RSU, grant with target value of $200,000 (automatically granted at the Annual Meeting). These RSU awards vest in four equal quarterly installments over a one-year period; and
(2)Initial RSU grant with a target value equal to two-and one-half times the value of the then effective annual RSU grant, pursuant to which one-third of the RSU awards will vest on the one-year anniversary of the effective date of appointment and the remaining RSU awards will vest in eight equal quarterly installments thereafter. Any director elected at the Annual Meeting for a given year will receive both the initial RSU grant and the annual RSU grant.
The number of RSU awards for each of the initial and annual RSU grant will be determined by dividing the annual equity value by the average closing price of Zscaler common stock on the Nasdaq Global Select Market for the 30 trading days ending on the date that is five days prior to the grant date, rounded up to the nearest share.
All cash payments to non-employee directors who served in the relevant capacity at any point during the immediately preceding prior fiscal quarter will be paid quarterly in arrears on a prorated basis. A non-employee director who served in the relevant capacity during only a portion of the prior fiscal quarter will receive a pro-rated payment of the quarterly payment of the applicable cash retainer.
DIRECTOR STOCK OWNERSHIP GUIDELINES
We believe that our directors should hold a significant amount of Company equity to link their long-term economic interests directly to those of our stockholders. For fiscal 2024, we required that our directors own at minimum equity of the Company valued at four times their annual retainer for service on our board of directors (not including committee service). We believe that this multiple constitutes significant amounts for our directors and provides a substantial link between the interests of our directors and those of our stockholders. Compliance with these guidelines for non-employee directors is required within five years of becoming subject to them. For purposes of meeting the ownership requirements, unvested RSU awards are counted, but unearned performance awards and unexercised stock options are not. At the end of fiscal 2024, each of our non-employee directors exceeded these guidelines based on their current rate of stock accumulations in the time frames set out in the guidelines.

2024 Proxy Statement	29

■	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The following table sets forth information regarding compensation earned by or paid to our non-employee directors during the fiscal year ended July 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

James Beer	6,909	464,409	471,318
Karen Blasing	52,969	204,775	257,744
Andrew Brown	50,000	204,775	254,775
Scott Darling	42,000	204,775	246,775
Charles Giancarlo	42,500	204,775	247,275
Eileen Naughton	35,000	204,775	239,775
David Schneider	34,000	204,775	238,775
(1)Amounts represent the grant date fair market value of RSU awards granted to serving directors following our 2023 annual meeting of stockholders.
The following table lists all outstanding equity awards held by our non-employee directors as of July 31, 2024.

Name	Aggregate Number of Stock Awards Outstanding as of July 31, 2024 (#)	Aggregate Number of Stock Options Outstanding as of July 31, 2024 (#)

James Beer	2,829	—
Karen Blasing	488	—
Andrew Brown	488	38,333
Scott Darling	488	—
Charles Giancarlo	488	—
Eileen Naughton	662	—
David Schneider	488	—
For information about the compensation of directors who are also our employees, see “Executive Compensation.”

30	2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	■
Corporate Responsibility
We believe a thoughtful, robust and deliberate Corporate Responsibility program will drive sustained value creation for our stakeholders. We focus on a range of initiatives centered around environmental sustainability, human capital, protection of customers and their data and building trust through good corporate governance. From Zscaler's inception, we have relied upon our strong cultural values to guide ethical business practices, and to do what is right for our customers and our business. We established a Code of Conduct, reflecting strong ethical principles, to communicate our expectations to employees. In addition, in fiscal 2023, we implemented a supplier code of conduct to communicate our ethical expectation to our vendors and suppliers. We continuously assess our operations to seek opportunities for improvement, all while evaluating and addressing risks as they arise.
As part of this ongoing process, our board maintains oversight over corporate responsibility matters through our nominating and corporate governance committee, while our executive management team manages and monitors such matters on a day-to-day basis throughout the year. Everyday our customers rely on us to provide secure and fast access to essential applications. They entrust us to safeguard their sensitive and critical information. For these reasons, forging partnerships built on trust, transparency and accountability is central to our success. We are customer obsessed and understand that our success depends on our ability to deliver innovative solutions which anticipate the evolving needs of our customers.
SECURING TRUST
Governance, Risk and Accountability
Our corporate governance structure enables the executive team and our board to effectively guide our business while we continue to rapidly grow. Our internal audit team reviews our corporate practices annually to provide reasonable assurance that they are in line with best practices and to monitor compliance throughout our organization. Accountability for overseeing risk extends to the board level. Our nominating and corporate governance committee oversees our governance policies and Corporate Responsibility program and our audit committee oversees privacy and cybersecurity risks.
Platform and Certifications
Our Zero Trust Exchange cloud security platform is distributed over more than 160 data centers and processes over 500 billion transactions per day from users across over 185 countries. We work to ensure our platform and protocols meet the rigorous requirements of our customers around the globe. We are certified to numerous government and commercial standards and strive to provide secure, compliant services regardless of a user’s physical location.
Cybersecurity Risk Management Approach
We constantly evaluate our performance and strengthen the security of our products to anticipate the evolving threat landscape. Zscaler’s internal security committee identifies and prioritizes protective measures across our products and enterprise. The group comprises key functional leaders across the Company who share critical information and use data-driven strategies to manage cyber risks. Our in-house global threat research team, Zscaler ThreatLabZ, has a mission to protect our customers from advanced cyberthreats. Armed with insights from over half a trillion daily signals from our platform, this team of more than 150 security experts continuously identifies and prevents emerging threats. Finally, all Zscaler employees complete annual information security training to protect our Company’s assets.

2024 Proxy Statement	31

■	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
User Privacy
Our customers’ data belongs to them. Keeping our customers’ data secure and private while providing smooth and continuous service is a top priority. Zscaler is committed to assisting our customers' efforts to comply with privacy laws and, with this goal in mind, we implement technical and organizational measures for customer data that passes through our platform. Customer data is isolated as part of our multi-tenant architecture, and regardless of where users are located, customers can choose to have logs stored in the United States or the European Union / Switzerland.
ENABLING POSSIBILITY FOR PEOPLE
Our Culture
The Zscaler difference stems from a global team that is technically skilled, forward thinking and aligned to our mission. We are a diverse group of visionaries and operators who are passionate about creating a safer future. Guided by our values, we are invested in building our workplace culture, which allows our team to execute and contribute to our customers’ and our own success. We were recognized for these efforts by being certified a 2024 "Great Place to Work" in 11 countries.
Employee Development
We support our growth by attracting and retaining a diverse and highly skilled workforce, and offer many resources for employees to develop and advance their careers. We invest in leadership, individual contributor training and continuing education for our employees. By providing learning and advancement opportunities, we keep employees engaged, which is evidenced by strong results in employee surveys.
Diversity, Equity, Inclusion and Belonging
We are committed to attracting and supporting a diverse workforce that is representative of the customers and communities we serve. To support an inclusive workplace, we offer courses for diversity awareness and training on topics such as managing unconscious bias. In addition, we offer tailored training for leaders that emphasizes the role of diversity in building high-performing teams. Our employee resource groups provide spaces where underrepresented groups are supported and are encouraged to advance their careers.
Community
We understand that Zscaler is a part of the communities where we operate. Our community efforts include organized volunteer activities and employee-driven community giving. We collect input from our employees to help choose the organizations that Zscaler supports and help to amplify our employees' own giving through donation matching. In addition, we regularly bring together women technology leaders and chief experience officer thought leaders to share their experiences with the broader community and seek to connect and understand our customers’ challenges to better solve them.
EMBEDDING ENVIRONMENTAL EFFICIENCY
Efficient Architecture
Zscaler’s cloud-based architecture provides a much needed, energy efficient alternative to legacy security solutions. Whereas legacy solutions require numerous appliances and servers to be deployed across an organization, we enable our customers to lower their environmental impact by providing a platform which is purpose-built for efficiency, speed and scalability. By moving to the Zscaler Zero Trust ExchangeTM Platform, customers improve their security and user experience all while reducing the need to

32	2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	■
purchase and run their own security appliances. This reduction in IT footprint enables customers to significantly reduce the energy needs associated with their security programs.
Data Centers
We stay close to our users to provide them with the best user experience possible, which means building our cloud platform in data centers across the world in regions where our customers are located. We focus on maintaining the use of 100% renewable energy to power our cloud platform. Our data center selection and renewal process incorporates environmental sustainability criteria, including data center efficiency and use of renewable energy.
Climate Goals and Progress
Since 2021, we have procured high-quality renewable energy credits from country-specific projects such as wind and solar farms to reach 100% renewable energy in our offices and global data centers. We have also measured our emissions in other areas, including those from scope 3 sources (business travel, employee commuting, procurement and customer use), and have offset those emissions through the purchase of verified carbon credits since 2022. We recognize that there is more to do, which is why we have a goal to reach net zero emissions for operations by 2025. We have also committed to the Science Based Targets initiative and are striving towards a goal for validation.

2024 Proxy Statement	33

ELECTION OF DIRECTORS
Our board of directors is currently composed of eight members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class, consisting of three directors, whose term is then expiring.
Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Any increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of the Company.
Nominees
Our board of directors has nominated Karen Blasing, Charles Giancarlo and Eileen Naughton for election as Class I directors at the Annual Meeting. If elected, each of Ms. Blasing, Mr. Giancarlo and Ms. Naughton will serve as Class I directors until the 2027 annual meeting of stockholders or until their successors are elected and qualified, or their earlier death, resignation or removal. All three nominees are currently directors of the Company. For information concerning the nominees, see “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Ms. Blasing, Mr. Giancarlo and Ms. Naughton. We expect that Ms. Blasing, Mr. Giancarlo and Ms. Naughton will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of the Class I directors requires a plurality of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will have no effect on this proposal.

The Board of Directors recommends a vote “FOR” the election of each of the three directors nominated by our Board of Directors and named in this Proxy Statement as the Class I Directors to serve for a three-year term.

34	2024 Proxy Statement

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending July 31, 2025. PwC has served as our independent registered public accounting firm since May 2015.
At the Annual Meeting, stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending July 31, 2025. Stockholder ratification of the appointment of PwC is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending July 31, 2025 if our audit committee believes that such a change would be in the best interests of Zscaler and its stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of PwC is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by PwC for our fiscal years ended July 31, 2024 and 2023.

Fees	2024 ($)	2023 ($)

Audit Fees(1)	3,749,966	3,347,287
Tax Fees	529,040	3,003
All Other Fees(2)	806,962	1,286,827
Total Fees Paid	5,085,968	4,637,117
(1)Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, statutory audit fees and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings.
(2)All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These services specifically relate to subscription fees paid for access to online accounting research software and regulatory applications and certifications, including Information System Security Management and Assessment Program certification.

2024 Proxy Statement	35

■	PROPOSAL TWO
Auditor Independence
In the fiscal year ended July 31, 2024, there were no other professional services provided by PwC that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to PwC for our fiscal years ended July 31, 2024 and 2023 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of PwC requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PRICEWATERHOUSECOOPERS LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2025.

Audit Committee Report
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Zscaler, Inc. specifically incorporates it by reference in such filing.
The audit committee serves as the representative of our board of directors with respect to its oversight of:
▪our accounting and financial reporting processes and the audit of our financial statements;
▪the integrity of our financial statements;
▪our compliance with legal and regulatory requirements;
▪inquiring about significant risks, reviewing our policies for risk assessment and risk management, including privacy and cybersecurity risk, and assessing the steps management has taken to control these risks; and
▪the independent registered public accounting firm’s appointment, qualifications and independence.
The audit committee also reviews the performance of our independent registered public accounting firm, PwC, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The audit committee is currently composed of four non-employee directors. Our board of directors has determined that each current member of the audit committee is independent, and that Ms. Blasing and Mr. Beer each qualifies as an “audit committee financial expert” under the SEC rules.

36	2024 Proxy Statement

PROPOSAL TWO	■
The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our fiscal year ended July 31, 2024 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to our board of directors.
The audit committee has reviewed and discussed with Zscaler’s management and PwC the audited consolidated financial statements of Zscaler contained in Zscaler’s Annual Report on Form 10-K for fiscal year 2024. The audit committee has also discussed with PwC the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC.
The audit committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the audit committee concerning independence, and has discussed with PwC its independence from Zscaler.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Zscaler’s Annual Report on Form 10-K for its fiscal year 2024 for filing with the SEC. The audit committee also has selected PwC as the independent registered public accounting firm for fiscal year 2025. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.
Respectfully submitted by the members of the audit committee of the board of directors:
Karen Blasing (Chair)
James Beer
Andrew Brown
Scott Darling

2024 Proxy Statement	37

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act enables stockholders to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the SEC. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.
The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee or our board of directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our Named Executive Officer as disclosed in this Proxy Statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns. Our compensation committee will evaluate whether any actions are necessary to address those concerns.
We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy and Objectives,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in the Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”

38	2024 Proxy Statement

PROPOSAL THREE	●
Vote Required
The advisory vote on the compensation of our Named Executive Officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers.

2024 Proxy Statement	39

AMENDMENT AND RESTATEMENT OF THE ZSCALER, INC. FY2018 EQUITY INCENTIVE PLAN
At the Annual Meeting, stockholders are being asked to approve the amendment and restatement of the Zscaler, Inc. FY2018 Equity Incentive Plan, or the 2018 Plan, to eliminate the original 10-year term of the 2018 Plan. However, the existing evergreen provision will terminate on the 10-year anniversary of the adoption of the 2018 Plan, as originally approved. The amendment and restatement will be referred to as the 2018 Plan Amendment.
We believe equity compensation is a critical tool for employee motivation and retention. Our 2018 Plan is scheduled to expire in March 2028. The term of our 2018 Plan will be extended indefinitely if our stockholders approve the 2018 Plan Amendment. Our board of directors believes that our success depends on our ability to attract and retain the best available personnel for positions of substantial responsibility from a very limited talent pool and the ability to grant equity awards is crucial to recruiting and retaining the services of these individuals and to promoting our success. The 2018 Plan Amendment will enable us to continue to grant awards to participants under the 2018 Plan.
The 2018 Plan was initially adopted by our board of directors and was approved by our stockholders in March 2018. The 2018 Plan became effective in 2018 in connection with our initial public offering. Our board of directors approved the 2018 Plan Amendment in November 2024, subject to stockholder approval. If approved by our stockholders, the 2018 Plan, as amended, will become effective as of the Annual Meeting date. If our stockholders do not approve this proposal, the 2018 Plan Amendment will not become effective and we may be unable to continue our equity incentive program after our 2018 Plan expires, which could prevent us from successfully attracting and retaining the highly skilled talent we need to succeed.
We are not asking stockholders to approve an increase to the number of shares of our common stock reserved for issuance under the 2018 Plan, and the existing evergreen provision under the 2018 Plan will terminate on the 10-year anniversary of the adoption of the 2018 Plan, as originally approved.

40	2024 Proxy Statement

PROPOSAL FOUR	●
Summary of the 2018 Plan
The following paragraphs summarize the principal features of the 2018 Plan, as amended and restated by the 2018 Plan Amendment, and its operation. However, this summary is not a complete description of the provisions of the amended and restated 2018 Plan and is qualified in its entirety by the specific language of the amended and restated 2018 Plan. A copy of the 2018 Plan, as it is proposed to be amended and restated, is attached as Appendix B to this Proxy Statement.
Our 2018 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants. The number of persons eligible to receive an award under the 2018 Plan as of November 13, 2024 (the record date for the Annual Meeting) is estimated to be approximately 7,692 employees (including all of our currently employed Named Executive Officers), each of our seven non-employee directors and approximately 15 consultants.
AUTHORIZED SHARES
As of November 1, 2024, a total of 28,121,293 shares of our common stock are currently reserved for issuance pursuant to our 2018 Plan. The number of shares available for issuance under our 2018 Plan includes an evergreen provision that provides for an annual increase on the first day of each fiscal year equal to the least of:
▪12,700,000 shares;
▪5% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or
▪such other amount as our board of directors may determine.
The proposed amended and restated 2018 Plan will have the evergreen feature terminate on the 10-year anniversary of the initial adoption of the 2018 Plan. Accordingly, the final automatic annual evergreen increase will occur on August 1, 2027.
If an award of stock options or stock appreciation rights expires or becomes unexercisable without having been exercised in full, it is surrendered pursuant to an exchange program. With respect to an award of restricted stock, RSUs, performance shares or performance units, will be forfeited or repurchased due to failure to vest. The unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2018 Plan. With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the 2018 Plan and all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2018 Plan. Shares that have actually been issued under the 2018 Plan under any award will not be returned to the 2018 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, RSUs, performance shares or performance units are repurchased or forfeited, such shares will become available for future grant under the 2018 Plan. Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2018 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the 2018 Plan.
Information regarding the number of shares of common stock that may be issued under our existing equity compensation plans, including the 2018 Plan, as of July 31, 2024, is presented in the section titled "Equity Compensation Plan Information" in this Proxy Statement.

2024 Proxy Statement	41

■	PROPOSAL FOUR
PLAN ADMINISTRATION
Our compensation committee of our board of directors administers our 2018 Plan. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. In addition, if we determine it is desirable to qualify transactions under our 2018 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of our 2018 Plan, the administrator has the power to administer our 2018 Plan and make all determinations deemed necessary or advisable for administering the 2018 Plan, including but not limited to, the power to determine the fair market value of our common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2018 Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the times or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of our 2018 Plan and awards granted under it, to prescribe, amend and rescind rules relating to our 2018 Plan, including creating sub-plans, and to modify or amend each award, including but not limited to the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term) and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type and/or cash, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations, and other actions are final and binding on all participants.
RSUs
RSUs may be granted under our 2018 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of our 2018 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, in shares or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
PERFORMANCE UNITS AND PERFORMANCE SHARES
Performance units and performance shares may be granted under our 2018 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

42	2024 Proxy Statement

PROPOSAL FOUR	●
STOCK OPTIONS
Stock options may be granted under our 2018 Plan. The exercise price of options granted under our 2018 Plan must at least be equal to the fair market value of our common stock on the date of grant, except pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Internal Revenue Code. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. No incentive stock options may be granted under our 2018 Plan after the expiration of the original 10-year term. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of our 2018 Plan, the administrator determines the other terms of options.
RESTRICTED STOCK
Restricted stock may be granted under our 2018 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of our 2018 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.
STOCK APPRECIATION RIGHTS
Stock appreciation rights may be granted under our 2018 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date. Stock appreciation rights may not have a term exceeding ten years. After the termination of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her stock appreciation rights agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation right will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation right will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2018 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.
OUTSIDE DIRECTORS
Our 2018 Plan provides that all outside (non-employee) directors will be eligible to receive all types of awards (except for incentive stock options) under our 2018 Plan. Each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards under our outside director compensation policy. In order to provide a maximum limit on the awards that can be made to our outside directors, our 2018 Plan provides that in any given fiscal year, an outside director will not be granted (i) stock-settled awards having a grant-date fair value greater than $1,000,000 (increased to

2024 Proxy Statement	43

■	PROPOSAL FOUR
$2,000,000 in connection with his or her initial service) or (ii) cash-settled awards having a grant-date fair value greater than $1,000,000 (increased to $2,000,000 in connection with his or her initial service). The grant-date fair values will be determined according to U.S. GAAP. The maximum limits do not reflect the intended size of any potential grants or a commitment to make grants to our outside directors under our 2018 Plan in the future. For additional information regarding director compensation, please see "Board of Directors and Corporate Governance—Director Compensation" above.
NON-TRANSFERABILITY OF AWARDS
Unless the administrator provides otherwise, our 2018 Plan generally does not allow for the transfer of awards other than by will or the laws of descent or distribution and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.
CERTAIN ADJUSTMENTS
In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2018 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2018 Plan and/or the number, class and price of shares covered by each outstanding award, and the numerical share limits set forth in our 2018 Plan.
DISSOLUTION OR LIQUIDATION
In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.
MERGER OR CHANGE IN CONTROL
Our 2018 Plan provides that in the event of a merger or change in control, as defined under our 2018 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards or participants similarly.
In the event that a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and all other terms and conditions met and such award will become fully exercisable, if applicable. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
In the event of a change in control, with respect to awards granted to an outside director, his or her options and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and restricted stock units will lapse and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met.
TERM; AMENDMENT; TERMINATION
The proposed amended and restated 2018 Plan will continue in effect until terminated by the administrator. However, under the 2018 Plan Amendment, the existing evergreen feature of the 2018 Plan will terminate on the expiration of the original 10-year term of the 2018 Plan. In addition, no incentive stock options may be granted following the expiration of the original 10-year term of the 2018 Plan. The administrator has the authority to amend, alter, suspend or terminate our 2018 Plan, including to alter the allocation of the benefits as between the persons and groups specified in the table below under "New Plan Benefits," provided such action

44	2024 Proxy Statement

PROPOSAL FOUR	●
does not materially impair the existing rights of any participant and that stockholder approval of any amendment is obtained if necessary and desirable to comply with applicable laws.
NEW PLAN BENEFITS
Because future awards under the 2018 Plan will be granted in the discretion of the compensation committee, the type, number, recipients and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual incentive awards and stock-based compensation under the 2018 Plan is presented in the "Fiscal 2024 Summary Compensation Table" and these related tables: "Fiscal 2024 Grants of Plan-Based Awards Table", "Fiscal 2024 Outstanding Equity Awards at Fiscal Year End Table" and "Fiscal 2024 Option Exercises and Stock Vested Table" in this Proxy Statement, and in our financial statements for the fiscal year ended July 31, 2024, in our Annual Report on Form 10-K, which accompanies this Proxy Statement.
The following table includes information about securities previously authorized for issuance under the 2018 Plan, and the benefits that were received by the following persons and groups during fiscal 2024 under the 2018 Plan: each Named Executive Officer; all current executive officers, as a group; all current non-employee directors, as a group; and all current employees who are not executive officers, as a group.

Name of Individual or Group	Dollar Value ($)(1)	Number of Shares Subject to Awards Granted Under 2018 Plan(2)

Mr. Chaudhry	—	—
Mr. Canessa	6,165,751	34,606
Mr. Nair	3,112,834	15,719
Mr. Rich	31,666,977	159,910
Mr. Schlossman	6,365,483	35,368
Executive Group	47,311,045	245,603
Non-Executive Director Group	1,693,053	8,685
Non-Executive Officer Employee Group	1,042,566,846	5,757,412
(1)The amounts reported represent the grant date fair value of the stock awards granted to the named executive officers and groups presented during fiscal 2024 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended July 31, 2024.
(2)Represents grants of time-based RSUs and PSU awards in fiscal 2024.
MARKET VALUE OF SECURITIES
The closing market price of our common stock on November 13, 2024 (the record date for the Annual Meeting) was $209.85.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE 2018 PLAN
The material U.S. federal income tax consequences of the 2018 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2018 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to, and does not satisfy, those rules, nor does it describe state, local or international tax consequences.

2024 Proxy Statement	45

■	PROPOSAL FOUR
With respect to nonqualified stock options, we generally are entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we generally are not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the 2018 Plan generally follow certain basic patterns: stock appreciation rights generally are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate income recognition as of the grant date); bonuses, cash and stock-based performance awards, dividend equivalents, stock units and other types of awards generally are subject to tax at the time of payment; and compensation otherwise effectively deferred generally is taxed when paid or underlying shares are delivered. In each of the foregoing cases, we generally will have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the 2018 Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation paid to certain of our covered executives attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).
Furthermore, Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s CEO and certain current and former executive officers. There can be no assurance that any compensation we award or pay will be fully deductible, and we reserve the right to award compensation that does not qualify for deductibility in such circumstances as we may consider appropriate. Awards under the 2018 Plan will not always be structured so as to be deductible for tax purposes.
The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the 2018 Plan, is intended for the information of stockholders in connection with the Annual Meeting and not as tax guidance to participants in the 2018 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2018 Plan should consult a tax adviser as to the tax consequences of participation.
REGISTRATION WITH THE SEC
We intend to file Registration Statements on Form S-8 with the SEC to register any additional shares of common stock made available under the evergreen provision under the 2018 Plan.
Vote Required
The approval of the 2018 Plan Amendment requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” the amendment and restatement of the Zscaler, Inc. FY2018 Equity Incentive Plan.

46	2024 Proxy Statement

Executive Officers
The following table sets forth certain information about our executive officers and their respective ages as of November 1, 2024. Executive Officers are designated by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position

Jay Chaudhry	66	Chief Executive Officer and Chairman of the Board
Remo Canessa	67	Chief Financial Officer
Syam Nair	51	Chief Technology Officer
Mike Rich	57	Chief Revenue Officer
Robert Schlossman	56	Chief Legal Officer and Secretary
For the biography of Mr. Chaudhry, see “Board of Directors and Corporate Governance—Director Nominees.”
Remo E. Canessa has served as our Chief Financial Officer since February 2017. Mr. Canessa is a certified public accountant (inactive), and he holds a B.A. in economics from the University of California, Berkeley and an M.B.A. from Santa Clara University. Mr. Canessa previously served on the board of directors of Aerohive Networks, Inc., a cloud-managed mobile networking platform provider, where he was chairman of the audit committee and a member of the compensation committee.
Syam Nair has served as our Chief Technology Officer since May 2023. Prior to joining us, and from June of 2017, he served in various engineering leadership roles with Salesforce, most recently as executive vice president and head of product engineering. Mr. Nair holds a B.S. in Physics and Mathematics and a Master's in Computer Science and Applications from Goa University, India, and a M.B.A. from Kelley School of Business, Indiana University.
Mike Rich has served as our Chief Revenue Officer and President of Global Sales since November 2023. Prior to joining us, and from June 2011, he served as President, Americas at ServiceNow. Mr. Rich holds a B.A. in Political Science from the University of California, Santa Barbara.
Robert Schlossman has served as our Chief Legal Officer and our Secretary since February 2016. Mr. Schlossman holds a J.D. from the University of California, Berkeley School of Law, as well as an M.A. and B.A. in English from Stanford University.

2024 Proxy Statement	47

Executive Compensation
Compensation Discussion and Analysis
INTRODUCTION
This Compensation Discussion and Analysis provides information regarding the fiscal 2024 compensation program for our principal executive officer, our principal financial officer and our three other executive officers at fiscal year-end who were our most highly-compensated executive officers, or our Named Executive Officers. This section provides details about our executive compensation philosophy, objectives and design; how and why our compensation committee arrived at the specific compensation policies and decisions relating to fiscal 2024, which resulted in the compensation as set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement.
EXECUTIVE SUMMARY
As has historically been the case when designing our compensation programs, in fiscal 2024, our compensation committee aimed to tie our Named Executive Officers’ compensation to key performance measures focusing on growth and capturing additional market share. Specifically, in addition to a base salary, our Named Executive Officers’ target total direct compensation included annual short-term and long-term incentives that are based on our attainment of key business objectives focused on growth. For fiscal 2024, achievement of cash bonuses was determined based on revenue, calculated billings and non-GAAP income from operations performance metrics, as well as corporate and individual executive performance metrics and goals and attainment of our performance-based equity awards issued in fiscal 2024 will be determined based on achievement of long-term, multi-year ARR growth targets.
We believe our “pay for performance” design is working, as fiscal 2024 was another year of strong growth for Zscaler. For the full year, our revenue grew 34% to $2.2 billion and billings grew 29% to over $2.6 billion. In fiscal 2024, we increased our ARR to over $2.5 billion, growing over 25% year-over-year and reaching an ARR milestone that only a select few SaaS companies have achieved. At the end of fiscal 2024, we served over 8,650 customers and protected over 47 million users.
In fiscal 2024, the key highlights of our executive compensation program included:

Base Salaries and Bonus Targets	Bonuses Based on Performance	Performance Awards Based on Long-Term ARR Targets	CEO Compensation Heavily Weighted Towards Performance

We increased base salaries by a range of 0% to 8% and set bonus targets at similar rates as prior years — ranging from 75% to 100% of base salary.
We set cash bonus funding based on achievement of annual revenue, calculated billings and non-GAAP income from operations targets, with 100% of the funded bonus amounts subject to downward discretion by our CEO.
For the full year, Named Executive Officers received an aggregate of 108.7% of their target bonus amounts. As in prior fiscal years, our CEO did not participate in the Employee Incentive Compensation Plan.
		For fiscal 2024 the compensation committee continued to utilize a PSU performance metric based on achievement of a multi-year, long-term aggressive ARR metric. The fiscal 2024 PSU targets were set at approximately 200% of fiscal 2023 ARR (except for Mr. Rich's new hire grant described below).	Our CEO did not receive new equity awards in fiscal 2024 and as in fiscal 2023, he was awarded a long-term equity incentive package with 80% of his incentive compensation opportunity in the form of PSU awards and 20% in the form of RSUs. The award issued in fiscal 2023 was intended to cover four years at the time it was granted.

48	2024 Proxy Statement

EXECUTIVE COMPENSATION	■
NAMED EXECUTIVE OFFICERS
For fiscal 2024, our Named Executive Officers were:
▪Jay Chaudhry, our Chief Executive Officer and Chairman of the Board, or our CEO;
▪Remo E. Canessa, our Chief Financial Officer, or our CFO;
▪Syam Nair, our Chief Technology Officer, or our CTO;
▪Mike Rich, our Chief Revenue Officer and President of Global Sales, or our CRO; and
▪Robert Schlossman, our Chief Legal Officer and Secretary, or our CLO.
EXECUTIVE TRANSITION
On January 29, 2024, Dali Rajic resigned as Chief Operating Officer, effective as of February 2, 2024. Mr. Rajic did not receive any severance payments or benefits and forfeited all unvested equity awards in connection with his resignation. During fiscal 2024, Mr. Rich joined us as our new CRO. In March 2024, our board of directors designated Mr. Rich as an officer under Rule 16a-1(f) of the Exchange Act and as an executive officer under Rule 3b-7 of the Exchange Act. Mr. Rich's compensation is described throughout this section, including compensation decisions made prior to his designation as an executive officer.
COMPENSATION PHILOSOPHY AND OBJECTIVES
We design our executive compensation program to achieve the following objectives, consistent with our “pay for performance” philosophy:
▪attract, motivate and retain executive officers of outstanding ability, potential and experience;
▪incentivize long-term, sustained performance;
▪motivate and reward behavior that results in exceeding our corporate performance objectives; and
▪appropriately reward strong performance, and meaningfully align our compensation programs with the creation of short- and long-term value for our stockholders.
We believe that our executive compensation programs should include short-term and long-term elements, which reward consistent performance that meets or exceeds expectations. We evaluate both performance and compensation to ensure that the compensation provided to our executive officers remains competitive relative to the compensation paid by similar companies operating in the technology industry, taking into account the role and performance of the individual executive officer and the performance and strategic objectives of the Company.
Focus on Growth
We believe that organizations are still in the early stages of embracing cloud-based business solutions and adopting the security and networking solutions, including our products, that are necessary to secure and manage cloud-based operations. To be successful in this market, we believe that delivering growth and capturing market share are paramount, while prudently managing expenses as we invest in our business. We focus our compensation programs on aggressive growth targets that we believe will deliver stockholder value in a highly competitive and emerging market. In fiscal 2024, we continued to structure our performance-based equity awards on long-term, aggressive ARR targets. In addition, in fiscal 2024, in response to feedback from stockholders, the compensation committee introduced performance metrics focused on annual operating profitability into our compensation programs.

2024 Proxy Statement	49

■	EXECUTIVE COMPENSATION
The labor market remains extremely competitive for skilled executives, like ours, who have demonstrated the ability to dramatically scale a business, develop and sell new technology, oversee operation of one of the largest cloud platforms that process half a trillion transactions per day, disrupt legacy industries, produce strong financial results and deliver sustained value to stockholders. In order to retain our existing executives and recruit new leaders, the compensation committee believes that we must provide our executives with attractive compensation packages which provide a compelling incentive to join us and remain employed for an extended period of time.
Business Highlights
Our focus on growth in compensating and incentivizing our employees, including our executives, has succeeded in delivering both robust financial performance and also long-term value to our stockholders.
Fiscal 2024 Financial Performance
Fiscal 2024 was a strong year for us marked by significant achievement and growth across all of our key metrics. Fiscal 2024 highlights were as follows:

Revenue Growth	Calculated Billings Growth*	Free Cash Flow Margins†	Growth in Large Customers
34% Y/Y	29% Y/Y	75%	27% Y/Y
$2.17B Revenue	$2.62B Billings	$585M Cash Flow	+565 Enterprises (>$1M ARR)

*Calculated billings is a non-GAAP financial measure that we believe is a key metric to measure our periodic performance. Calculated billings represents our total revenue plus the change in deferred revenue in a period. See Appendix A for the calculation of calculated billings.
†Free Cash Flow and Free Cash Flow Margins are non-GAAP financial measures that we believe are useful indicators of liquidity and provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. Free cash flow is calculated as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. See Appendix A for the calculation of free cash flow margins.

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Long-Term Financial Performance
During the five-year period ending July 31, 2024, we achieved substantial growth across all of our key metrics:

Revenue	Free Cash Flow*	Stock Price
616%	1893%	113%
CAGR of 48%	CAGR of 82%†	CAGR of 16%†

Revenue Increased from $302.8 million in fiscal 2019 to $2.2 billion in fiscal 2024, an increase of 616%.	Free cash flow increased from $29.3 million in fiscal 2019 to $585.0 million in fiscal 2024, an increase of 1893%.	The closing market price of our common stock on July 30, 2024, the last trading day of fiscal 2024 was $179.35 per share. Comparatively, the price on the last trading day of fiscal 2019 was $84.27 per share. This reflects an increase of 113%.

*Free Cash Flow and Free Cash Flow Margins are non-GAAP financial measures that we believe are useful indicators of liquidity and provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. Free cash flow is calculated as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. See Appendix A for the calculation of free cash flow margins.
†The compound annual growth rate (CAGR) is the mean annual growth rate over a specified time period. We believe it is useful to investors to use a five-year CAGR, here shown from fiscals 2019 to 2024, to reflect underlying growth trends.
Pay-for-Performance
We believe our executive compensation program is reasonable, competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our Named Executive Officers, with the goal of aligning their interests with those of our stockholders. To ensure this alignment and to motivate and reward individual initiative and effort, a substantial portion of our Named Executive Officers’ target annual compensation opportunity is both variable in nature and “at-risk.”
We emphasize variable compensation that appropriately rewards our Named Executive Officers through two separate compensation elements:
▪First, we provide our Named Executive Officers (other than our CEO) the opportunity to participate in our cash bonus plan which provides cash payments if they produce results that meet or exceed the financial, operational and strategic objectives for the fiscal year, as established by our compensation committee.
▪In addition, we grant RSU and PSU awards that will reward recipients over a multi-year period, with the PSU awards being earned only for achieving long-term aggressive performance objectives established by the compensation committee. The RSU awards and, if earned, PSU awards comprise a majority of our Named Executive Officers’ target total direct compensation opportunities. The future value of these awards depends significantly on our performance and the value of our common stock, thereby incentivizing them to build sustainable long-term value for the benefit of our stockholders.
These variable pay elements ensure that, each year, a substantial portion of our Named Executive Officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.

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Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent.
The following summarizes our executive compensation and related policies and practices:

What We Do

Maintain an Independent Compensation Committee The compensation committee consists solely of independent directors who establish our compensation policies and practices.

Retain an Independent Compensation Advisor
The compensation committee has engaged its own compensation consultant to provide information, analysis and other advice on executive compensation independent of management.

At-Risk Compensation
Our executive compensation program is designed so that a significant portion of our Named Executive Officers’ compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our Named Executive Officers and stockholders.

Use Pay-for-Performance Philosophy
Most of our Named Executive Officers’ compensation is directly linked to corporate performance and includes a significant long-term equity component, thereby making a substantial portion of each Named Executive Officer’s target total direct compensation dependent upon the long-term growth of our stock price.

Succession Planning We review the risks associated with our key executive officer positions to ensure adequate succession plans are in place.

Clawback Policy Our compensation committee is obligated to recover Excess Incentive Compensation received by covered executives under applicable circumstances.

Nominal Base Salary and Zero Cash Bonus for CEO Our CEO receives only a nominal base salary and is not eligible for a cash bonus.

What We Don't Do

No Executive Retirement Plans
We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement plan on the same basis as our other employees.

Limited Perquisites Perquisites or other personal benefits are not a material part of our compensation program for our Named Executive Officers.

No Excise Tax Payments on Future Post-Employment Compensation Arrangements
We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

No Automatic Executive Compensation Increases
We do not provide automatic increases in executive compensation on an annual basis. Our compensation committee conducts an annual review and approval of our compensation strategy and risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking.

No Hedging or Pledging of Our Equity Securities
We prohibit our employees, including our Named Executive Officers and the members of our board of directors, from hedging or pledging our equity securities.

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Stockholder Advisory Vote on Named Executive Officer Compensation
At our 2023 Annual Meeting of Stockholders, we conducted our non-binding stockholder advisory vote on the compensation of our Named Executive Officers (commonly known as a “Say-on-Pay” vote). Approximately 71.6% of the votes cast were cast “FOR” the approval of our Named Executive Officer compensation for fiscal 2023, an increase of 8% over the prior year.
We value the opinions of our stockholders. Our board of directors and the compensation committee will continue to monitor stockholder opinions, including the outcome of future advisory votes on the compensation of our Named Executive Officers, as well as feedback received throughout the year, when making compensation decisions for our executives.
After considering the above results and feedback from our stockholders, and in consideration of our primary objective of driving growth and capturing market share, the compensation committee decided to retain the majority of its overall approach to executive compensation.
COMPENSATION-SETTING PROCESS
Role of Compensation Committee
The compensation committee discharges the responsibilities of our board of directors relating to the compensation of our Named Executive Officers and the non-employee members of our board of directors. The compensation committee has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our CEO and other Named Executive Officers.
In carrying out its responsibilities, the compensation committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our Named Executive Officers when making decisions with respect to their compensation.
The compensation committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available at http://ir.zscaler.com in the Governance Documents section of our Investor Relations webpage.
The compensation committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program.
Setting Target Total Compensation
The compensation committee reviews the base salary levels, annual cash bonus award opportunities and long-term incentive compensation opportunities of our Named Executive Officers and all related performance criteria at the beginning of each year, or more frequently as warranted. Adjustments to cash compensation are generally effective at the beginning of the fiscal year.
The compensation committee utilizes a number of factors when formulating the target total direct compensation opportunities of our Named Executive Officers, including the following:
▪our executive compensation program objectives;
▪our performance against the financial, operational and strategic objectives established by the compensation committee and our board of directors;
▪each individual Named Executive Officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly-situated executives at the companies in our compensation peer group and/or Compensia’s proprietary compensation database;

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▪the scope of each Named Executive Officer’s role and responsibilities compared to other similarly-situated executives at the companies in our compensation peer group and/or Compensia’s proprietary compensation database;
▪the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values;
▪the potential of each individual Named Executive Officer to contribute to our long-term financial, operational and strategic objectives;
▪our financial performance relative to our compensation and performance peers;
▪the compensation practices of our compensation peer group and/or the companies in Compensia’s proprietary compensation database and the positioning of each Named Executive Officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and
▪the recommendations of our CEO with respect to the compensation of our Named Executive Officers (except with respect to his own compensation).
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Named Executive Officer.
Role of Management
In discharging its responsibilities, the compensation committee works with members of management, including our CEO. Management assists the compensation committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The compensation committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities and other compensation-related matters for our Named Executive Officers (except with respect to his own compensation) based on his evaluation of their performance for the prior year.
At the beginning of each year, our CEO reviews the performance of our other Named Executive Officers based on each executive's level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year and then shares these evaluations with, and makes recommendations to, the compensation committee for each element of compensation as described above.
The compensation committee reviews and discusses our CEO’s proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our Named Executive Officers. Our CEO also attends meetings of our board of directors and the compensation committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.
Role of Compensation Consultant
The compensation committee engaged Compensia as its external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program. The compensation consultant reports directly to the compensation committee and its chair and serves at the discretion of the compensation committee, which reviews the engagement annually.

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During fiscal 2024, Compensia attended the meetings of the compensation committee (both with and without management present) as requested and provided the following services:
▪consultation with the compensation committee chair and other members between compensation committee meetings;
▪review, research and updating of our compensation peer group;
▪an analysis of competitive market data based on the compensation peer group and Compensia's proprietary compensation database for our Named Executive Officers’ positions and an evaluation of how the compensation we pay our Named Executive Officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;
▪review and analysis of the base salary levels, target annual cash bonus opportunities and long-term incentive compensation opportunities of our Named Executive Officers;
▪review and analysis of the metrics used by the companies in our compensation peer group in their short-term incentive compensation plans;
▪assessment of executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;
▪review and analysis of director compensation levels; and
▪support on other ad hoc matters throughout the year.
The terms of Compensia’s engagement includes reporting directly to the compensation committee chair. Compensia also coordinated with management for data collection and job matching for our Named Executive Officers. Additionally, Compensia provided analysis and produced certain charts and figures, which after having been reviewed and assessed by the Company, were included in the "Pay-for-Performance" section of this Proxy Statement. In fiscal 2024, Compensia did not provide any other services to us.
The compensation committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services and the fees associated with the services provided during fiscal 2024. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules, and such other factors as were deemed relevant under the circumstances, the compensation committee has determined that no conflict of interest was raised as a result of the work performed by Compensia and that Compensia is independent.
Competitive Positioning
For purposes of assessing our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization and industry focus. The competitive data drawn from this compensation peer group is only one of several factors that the compensation committee considers in making its decisions with respect to the compensation of our Named Executive Officers.

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The compensation peer group for fiscal 2024 compensation decisions was determined in February 2023 and was comprised of publicly-traded technology companies against which we compete for executive talent, as well as, in some instances, business opportunities. In evaluating the companies comprising the compensation peer group, we worked with Compensia to establish the following criteria:
▪publicly-traded companies headquartered in the United States and traded on a major United States stock exchange with a preference for California-based companies;
▪companies in the application software and systems software industries;
▪similar revenues – within a range of ~0.5x to ~2.0x our then-current trailing four quarters revenue of approximately $1.2 billion (approximately $608 million to approximately $2.4 billion); and
▪similar market capitalization – within a range of ~0.33x to 3.0x our then-current 30-day average market capitalization of approximately $16.2 billion (approximately $5.4 billion to approximately $48.5 billion).
Our fiscal 2024 peer group consisted of the following companies:

ANSYS	Dynatrace	Paycom Software
Arista Networks	Fortinet	Snowflake
Bill.com Holdings	HubSpot	The Trade Desk
Cloudflare	MongoDB	Twilio
CrowdStrike Holdings	Okta	Unity Software
Datadog	Palantir Technologies	Veeva Systems
DocuSign	Palo Alto Networks	Zoominfo Technologies
The compensation committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
COMPENSATION ELEMENTS
In fiscal 2024, the principal elements of our executive compensation program, and the purposes for each element, were as follows:

Element	Type of Element	Compensation Element	Objective

Base Salary	Fixed	Cash	Designed to attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market
Annual Cash Bonuses	Variable	Cash	Designed to provide financial incentives to motivate our executives to achieve semi-annual financial objectives
Long-Term Incentive Compensation	Variable	Equity awards in the form of PSU awards and RSU awards and occasionally option awards	Designed to align the interests of our executives and our stockholders by motivating them to create sustained long-term stockholder value

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BASE SALARY
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each Named Executive Officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
In September 2023, the compensation committee reviewed the base salaries of our Named Executive Officers, taking into consideration a competitive market analysis performed by its compensation consultant and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process—Setting Target Total Compensation” above. Following this review, the compensation committee determined to maintain the base salary of our CEO at its nominal fiscal 2023 level for fiscal 2024 and to increase the base salaries of our other Named Executive Officers to levels that were more comparable to those of similarly-situated executives in the competitive marketplace. The base salary adjustments were effective August 1, 2023.
The base salaries of our Named Executive Officers for fiscal 2024 were as follows:

Named Executive Officer	Fiscal 2024 Base Salary ($)	Fiscal 2023 Base Salary ($)	Percentage Adjustment

Mr. Chaudhry	23,660	23,660	—
Mr. Canessa	450,000	430,000	4.7%
Mr. Nair	450,000	430,000	4.7%
Mr. Rich(1)	450,000	—	—
Mr. Schlossman	405,000	375,000	8%
(1)In connection with his appointment as our CRO in November 2023, Mr. Rich's initial base salary was set at $450,000.
The base salaries actually paid to our Named Executive Officers during fiscal 2024 are set forth in the “Fiscal 2024 Summary Compensation Table” below.
ANNUAL CASH BONUSES
We use our Employee Incentive Compensation Plan, a cash bonus plan, to motivate employees selected by the compensation committee, including our Named Executive Officers (other than our CEO), to achieve our annual business goals. Pursuant to the Employee Incentive Compensation Plan, our compensation committee, in its sole discretion, establishes a target award for each executive and a bonus pool for our executives as a group, with actual awards payable from the bonus pool, with respect to the applicable performance period. For each period, our CEO may exercise discretion by evaluating multiple individual and corporate performance metrics, which may include sales performance and results, financial results, corporate objectives, customer satisfaction, product development performance, cloud reliability, bonus pool funding for non-executive employees, people management and development, governance and ethics, environmental objectives, social and individual executive goals, among other factors. For fiscal 2024, the Employee Incentive Compensation Plan included semi-annual performance periods with semi-annual award payouts after the end of the first six-month period (for the period from August 1, 2023 through January 31, 2024), and, then again, after the end of the fiscal year (for the period from February 1, 2024 through July 31, 2024).

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Fiscal 2024 Target Annual Cash Bonus Award Opportunities
For purposes of the Employee Incentive Compensation Plan, cash bonus awards were based upon target annual cash bonus award opportunities as determined by the compensation committee. In September 2023, the compensation committee reviewed the target annual cash bonus award opportunities of our Named Executive Officers and determined to adjust the target annual cash bonus opportunities for each of our eligible Named Executive Officers to set their total target annual cash opportunity for fiscal 2024 at a level that was comparable to those of similarly-situated executives in the competitive marketplace. As in prior fiscal years, our CEO did not participate in the Employee Incentive Compensation Plan.
The target annual cash bonus award opportunities of our Named Executive Officers for fiscal 2024 were as follows:

Named Executive Officer	Fiscal 2024 Target Annual Cash Bonus Award Opportunity ($)	Fiscal 2023 Target Annual Cash Bonus Award Opportunity ($)	Percentage Adjustment (%)

Mr. Chaudhry	—	—	—
Mr. Canessa	450,000	325,000	38.5
Mr. Nair	450,000	430,000	4.6
Mr. Rich(1)	450,000	—	—
Mr. Schlossman	303,750	250,000	21.5
(1)In connection with his appointment as our CRO in November 2023, Mr. Rich's initial base salary was set at $450,000. Mr. Rich's target annual cash bonus award opportunity was pro-rated during fiscal 2024 to reflect his nine month's employment with us.
Potential annual cash bonus awards for our Named Executive Officers under the Employee Incentive Compensation Plan could range from zero to 150% of their target annual cash bonus award opportunity. For the full year, eligible Named Executive Officers earned an aggregate of 108.7% of their target performance amounts.
The cash bonuses actually paid to our Named Executive Officers for fiscal 2024 are set forth in the “Fiscal 2024 Summary Compensation Table” below.
Incentive Plan Performance Metrics
Under the Employee Incentive Compensation Plan, the compensation committee determined the performance metrics and related target levels for the fiscal 2024 annual cash bonus awards.
The compensation committee selected revenue, calculated billings and non-GAAP income from operations as the appropriate corporate performance metrics for the Named Executive Officers because, in its view, these metrics were key indicators of our periodic performance and our progress in executing on our business strategy of focusing on growth and gaining market share, while also prioritizing increased profitability as a maturing company.
For purposes of the Named Executive Officers’ cash bonus awards:
▪“Revenue” is total revenue calculated in accordance with generally accepted accounting principles, or GAAP, as reported in our audited financial statements. This metric was chosen because it incentivizes revenue growth.
▪“Calculated billings” is our total revenue plus the change in deferred revenue in a given fiscal period. Calculated billings in any particular fiscal period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. This metric was chosen because it incentivizes calculated billings growth.

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▪“Non-GAAP income from operations” is our GAAP loss from operations adjusted to exclude stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and restructuring and other charges. This metric was chosen because it incentivizes fiscal discipline and profitability.
As reflected in our annual operating plan presented to and approved by our board of directors, the target levels established for revenue, calculated billings and non-GAAP income from operations for the full year of fiscal 2024 by the compensation committee were as follows:

Performance Metric	Weighting Target	Full Year Fiscal 2024 ($ million)

Revenue	30%	2,167,300
Calculated billings	30%	2,730,000
Non-GAAP income from operations	40%	373,800
For fiscal 2024, the targets for each of these financial metrics chosen for the Employee Incentive Compensation Plan represented increases ranging from approximately 25% to 30% over the prior year, reflecting very aggressive targets for fiscal 2024.
The compensation committee determined that the bonus pool would fund, and our Named Executive Officers were eligible to earn, up to 150% of their target cash bonus awards, to the extent that the maximum achievement for each of revenue, calculated billings and non-GAAP income from operations for each performance period in fiscal 2024 was met. The following tables detail the metrics used to fund the cash bonuses paid to our Named Executive Officers, and their bonus attainment results:

Bonus Pool Funding Metrics

Metric Achievement	Funded Amount	Bonus Attainment

Less than 80%	0%	No payout below 80% achievement
80% – 95%	50% to 90% linear	80% attainment pays 50% and 95% pays 90%
95% – 100%	90% to 100% linear	95% attainment pays 90% and 100% pays 100%
100% – 110%	100% to 150% linear	100% attainment pays 100% and 110% pays 150%

Fiscal 24 Bonus Pool Achievement Results

Period/Metric	% Achievement	% Funded	Weighted Funded Attainment (% of Target)

First Fiscal Half			118.3
Revenue	100.3	101.5	30.5
Calculated billings	96.4	92.8	27.8
Non-GAAP income from operations	115.1	150.0	60.0
Second Fiscal Half			117.4
Revenue	99.8	99.6	29.8
Calculated billings	95.9	91.8	27.5
Non-GAAP income from operations	120.9	150.0	60.0

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Cash Bonus Payments
In March 2024, for first half results, the compensation committee determined that as a result of the performance as displayed in the table above, the cash bonus payments to our eligible Named Executive Officers were funded at 118.3% of their target semi-annual cash bonus for the first half of the year, with actual payouts adjusted to 100% resulting from our CEO exercising his downward discretion based upon his review of certain of the performance criteria set forth above in "Annual Cash Bonuses".
In September 2024, for second half results, the compensation committee determined that as a result of the performance displayed in the table above, the cash bonus payments to our eligible Named Executive Officers were funded and paid at 117.4% of their target semi-annual cash bonus for the second half of the year. No discretionary adjustments were made by the CEO for this period.
For fiscal 2024, this resulted in a full year bonus payment equal to 108.7% of each eligible Named Executive Officers' annual bonus target. Final disbursement of awards was subject to discretionary downward adjustment determined by our CEO, as set forth in the following schedule:

Named Executive Officer	Period	Target Bonus Opportunity ($)	Bonus Payment ($)

Mr. Canessa	First Half	225,000	225,000
	Second Half	225,000	264,195
	Total	450,000	489,195
Mr. Nair	First Half	225,000	225,000
	Second Half	225,000	264,195
	Total	450,000	489,195
Mr. Rich	First Half(1)	110,054	110,054
	Second Half	225,000	264,195
	Total	335,054	374,249
Mr. Schlossman	First Half	151,875	151,875
	Second Half	151,875	178,332
	Total	303,750	330,207
(1)Mr. Rich's target cash bonus award opportunity was pro-rated during the first half of fiscal 2024 to reflect his November 1, 2023 hire date.
Mike Rich Pre-Hire Consulting Fee and Sign-on Bonus
On September 17, 2023, the Company entered into a consulting agreement with Mr. Rich, or the Rich Consulting Agreement. Pursuant to the Rich Consulting Agreement, Mr. Rich received $550,000 for services rendered to the Company. After completion of services under the Rich Consulting Agreement, and in connection with Mr. Rich's appointment as CRO in November 2023, we entered into an employment offer letter dated November 1, 2023 with Mr. Rich, or the Rich Offer Letter. Pursuant to the Rich Offer Letter, Mr. Rich received a $550,000 sign-on bonus. Our compensation committee approved the consulting fee and sign-on bonus paid to Mr. Rich in fiscal 2024.

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LONG-TERM INCENTIVE COMPENSATION
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our Named Executive Officers with those of our stockholders. In fiscal 2024, equity awards were granted to the Named Executive Officers included both time-based and performance-based stock awards.
The compensation committee determined the amount of long-term incentive compensation for our Named Executive Officers as part of its annual compensation review. In making these awards and recommendation, the compensation committee took the following factors into consideration:
▪a competitive market analysis performed by Compensia;
▪the amount of equity compensation held by the Named Executive Officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives);
▪the recommendations of our CEO (except with respect to his own equity awards);
▪the projected impact of the proposed awards on our earnings and stock-based compensation as a percentage of revenue;
▪the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards, or our burn rate, in relation to the companies in our compensation peer group; and
▪the potential dilution to our shareholders, or our overhang, in relation to the companies in our compensation peer group.
Performance Equity Award Philosophy
After considering analysis performed by Compensia, feedback from our stockholders and the compensation committee’s desire to establish long-term performance metrics, the compensation committee determined that PSU performance metrics were to be based on achievement of long-term, multi-year ARR metrics. Since we believe staggered ARR targets incentivize our executives to drive continued ARR growth, the compensation committee has approved performance metrics that create a ladder with multiple ARR targets over time. We use aggressive multiples of the preceding fiscal year’s ARR to determine our PSU award ARR targets, with such multiples determined based on target growth rates. The PSU awards are also designed to incentivize the executives to achieve rigorous timelines for meeting the ARR targets by providing for over-achievement based on meeting early or exceeding the PSU award ARR targets. To balance the aggressive nature of such targets, these awards provide for extended attainment timelines. We believe that this feature of the PSU awards will provide continued incentive to keep working towards the next milestone. Later achievement of the ARR targets will naturally decrease the value of the PSU awards because they will be earned over a longer than intended time period and the Company’s growth rate will be lower than if the ARR target was achieved sooner.
The compensation committee believes this philosophy underscores our commitment to aggressively pursue and incentivize long-term future growth and to establish material stockholder value alignment.
Fiscal 2024 Annual Equity Awards
In fiscal 2024, we issued annual long-term incentive compensation awards to our Named Executive Officers, except for Mr. Chaudhry and Mr. Rich, in the form of PSU awards and time-based RSU awards as set forth in the table below. For fiscal 2024, Mr. Rich received the new hire package described below, and Mr. Chaudhry did not receive new equity awards because, in fiscal 2023, he was awarded a long-term equity incentive package intended to cover a four year period at the time it was granted. The total equity awards approved for our Named Executive Officers, other than our CEO and Mr. Rich, in fiscal 2024 were as follows:

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Named Executive Officers	Restricted Stock Unit Award (Number of shares) (#)	Performance Stock Unit Award (Number of shares) (#)

Mr. Canessa	17,303	17,303
Mr. Nair(1)	—	15,719
Mr. Schlossman	23,256	12,112
(1)Mr. Nair received a PSU grant in fiscal 2024 to satisfy the remaining obligations under his fiscal 2023 new hire package.

Fiscal 2024 Time-Based Equity Awards
In November 2023, Mr. Canessa and Mr. Schlossman were issued RSUs for shares of our common stock that vest over a four-year period in 16 equal quarterly installments beginning on December 15, 2024. In June 2024, following a review of executive and senior management compensation, our CEO determined to grant key Company personnel, including Mr. Schlossman, RSU awards. This second fiscal RSU award to Mr. Schlossman vests over a two-year period in eight quarterly installments beginning on September 15, 2024. All RSU awards are subject to each recipient's continued service to the Company.
Fiscal 2024 PSU Awards
As described above, ARR targets for PSU awards are based upon the achievement of aggressive long-term multi-year metrics. For PSU awards granted in fiscal 2024 to continuing executives, the compensation committee set the ARR target at $4 billion. The fiscal 2024 awards have the potential to earn up to 200% of the target award amounts for over achievement, based on performance ranging between 100% to 125% of target with such performance determined as of a specific measurement date. If not achieved by the measurement date, the awards will be earned at 100% of the target award amounts upon certification by the compensation committee after completion of the quarter in which the Company meets or exceeds the required PSU award ARR target, as indicated by the financial records of the Company. All PSU awards will fully vest upon certification, subject to each recipient's continued service to the Company.
Fiscal 2024 New Hire Equity Awards
On November 1, 2023, Mr. Rich was hired as our CRO. Pursuant to his new hire agreement, Mr. Rich received equity stock awards on December 1, 2023, consisting of time-based RSUs with a value of $21,200,000, performance-based awards with a value of $7,800,000 and options to purchase 50,000 shares of common stock. The $21,200,000 RSU grant consists of two awards: (i) $18,200,000 of RSUs vesting over four years in equal quarterly installments, and (ii) the remaining $3,000,000 of RSUs vesting over two years, with 18.75% vesting each quarter for the first four quarters and thereafter at 6.25% each quarter for the next four quarters. The options vest 25% after the first year and monthly thereafter over a total of four years. The performance-based awards were divided into three groups with separate PSU award ARR targets of $3 billion, $4 billion and $5 billion. The performance-based awards can be attained and vest in accordance with the attainment and vesting criteria for the annual executive performance-based awards, as described above.
Legacy CEO Equity Awards
No equity awards were granted to our CEO in fiscal 2024, and no grants are anticipated to be made in fiscal 2025 or fiscal 2026, because in fiscal 2023, the CEO’s performance award was sized to cover a multi-year period. The ARR performance target for the fiscal 2023 CEO performance award exceeded the ARR targets for the fiscal 2024 performance awards granted to continuing executives and represented an aggressive long-term ARR target.

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Health and Welfare Benefits
Our Named Executive Officers are eligible to receive the same employee benefits that are generally available to all employees, subject to the satisfaction of certain eligibility requirements. These benefits include medical, dental and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance and reimbursement for mobile phone coverage.
We maintain a tax-qualified retirement plan, or the 401(k) Plan, that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the first day of the month following the date they meet the plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits as set under the Internal Revenue Code. All participants’ interests in their deferrals are 100% vested when contributed. We also make employer matching contributions to the 401(k) Plan and in September 2023, the compensation committee approved an increase in matching contributions from an amount of up to $2,000 to up to $5,000 annually on a dollar for dollar basis, effective as of January 1, 2024.
The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the plan’s related trust intended to be tax-exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to our 401(k) Plan and earnings on those contributions are not taxable to our employees until distributed from the plan.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers, except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective and for recruitment and retention purposes. During fiscal 2024, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for any individual.
We have in the past and may in the future, provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.
EMPLOYMENT ARRANGEMENTS
We entered into a written employment agreement with our CEO and employment offer letters with our other Named Executive Officers in connection with their employment with us. We believe that these arrangements were necessary to induce these individuals to forego other employment opportunities or leave their then-current employer for the uncertainty of a demanding position in a new and unfamiliar organization.
In filling each of our executive positions, our board of directors or the compensation committee, as applicable, recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our board of directors and the compensation committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.
Each of these arrangements provides for “at will” employment (meaning that either we or the executive may terminate the employment relationship at any time without cause) and sets forth the initial compensation arrangements for the executive,

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including their base salary, target annual cash bonus award opportunity (expressed as fixed amount or as a percentage of his or her base salary), participation in our employee benefit programs, eligibility for future equity awards and reimbursement for all reasonable and necessary business expenses.
In addition, in the case of our Named Executive Officers, their employment offer letters and other agreements provide that the executive will be eligible to receive certain severance payments and benefits in connection with certain terminations of employment. These post-employment compensation arrangements are discussed in “Post-Employment Compensation” below.
Employment Offer Letter with Mr. Canessa
Under Mr. Canessa’s employment offer letter, if we terminate Mr. Canessa’s employment with us other than for “cause,” death or “disability” outside of the period beginning on a “change of control” (as such terms are defined in the Change of Control and Severance Policy, or the Severance Policy) and ending 12 months following the change of control, he will be entitled to receive (i) accelerated vesting as to the number of unvested shares subject to equity awards that otherwise would have vested during the six months following the date his employment with us terminates had he remained employed with us through such time; (ii) an extension of the period of time in which he has to exercise his vested options until the date that is 12 months following his termination date, subject to earlier termination on a change in control (or similar transaction) pursuant to the terms of the equity plan under which the options are granted; and (iii) severance pay at a rate equal to 100% of his annual base salary, as then in effect, for a period of six months following the date of such termination, payable in accordance with our normal payroll practices.
To receive the severance benefits upon a qualifying termination, Mr. Canessa must sign and not revoke a release of claims within the time specified in his employment offer letter.
Employment Offer Letter with Mr. Nair
Under Mr. Nair's employment offer letter, if we terminate Mr. Nair's employment with us other than for “cause” or he resigns for “good reason”, outside of the “change of control period" (as such terms are defined in the employment offer letter), he will be entitled to receive (i) severance pay at a rate equal to 100% of his annual base salary, as then in effect (less applicable withholding) for a period of six months following the date of such termination; and (ii) an extension of the period of time in which he will have to exercise his vested options to purchase our common stock subject to the options until the date that is 12 months following his termination date, subject to earlier termination on a change in control (or similar transaction) pursuant to the terms of the equity plan under which the options were granted. Further, If Mr. Nair is subject to a "qualified termination" (as defined in our Change of Control and Severance Policy in connection with a change in employment), he will be entitled to an extension of the period of time in which he will have to exercise his vested options to purchase our common stock subject to the Option until the date that is 12 months following his termination date, subject to earlier termination on a change in control (or similar transaction) pursuant to the terms of the equity plan under which the options were granted.
To receive the severance benefits upon a qualifying termination, Mr. Nair must sign and not revoke a release of claims within the time specified in his employment offer letter.
Employment Offer Letter with Mr. Rich
In connection with his appointment as CRO, we entered into the Rich Offer Letter. Pursuant to the Rich Offer Letter, our initial compensation arrangements with Mr. Rich were as follows:
▪an initial annual base salary of $450,000;
▪a target annual cash bonus awards opportunity equal to $450,000;
▪a one-time start on bonus of $550,000;

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▪a RSU award with a value of $21,200,000, broken into two separate grants to acquire shares of our common stock, $18,200,000 of which will vest over approximately a four-year period, and $3,000,000 of which will vest over approximately a two-year period. The value was to be converted into shares based on the average of the closing price of our common stock on the Nasdaq Global Select Market for each of the trading days in November;
▪a PSU award with a value of $7,800,000 to acquire shares of our common stock that will be subject to performance criteria that are consistent with the performance criteria applicable to the PSU award granted to our other senior officers in fiscal 2024. The value was to be converted into shares based on the average of the closing price of our common stock on the Nasdaq Global Select Market for each of the trading days in November; and
▪an option to purchase 50,000 shares of our common stock that will vest over a four-year period from his employment start date.
Mr. Rich was designated as a participant in our Change of Control and Severance Policy under which he is eligible to receive certain severance payments and benefits in the event of his Qualifying Termination (as defined in the policy). The Rich Offer Letter was negotiated in fiscal 2024 on our behalf by our CEO and approved by the compensation committee. In establishing his initial compensation arrangements, we took into consideration the requisite experience and skills that a qualified candidate would need to manage a growing business in a dynamic and ever-changing environment, the competitive market for similar positions at other comparable companies based on a review of compensation survey data, the aggregate value of the equity awards that he held at his then current-employer that he would forfeit if he left such employment and the need to integrate him into the executive compensation structure, balancing both competitive and internal equity considerations.
To receive the severance benefits upon a qualifying termination, Mr. Rich must sign and not revoke a release of claims within the time specified in his employment offer letter.
Employment Offer Letter with Mr. Schlossman
Under Mr. Schlossman’s employment offer letter, if we terminate Mr. Schlossman’s employment with us other than for “cause” or he resigns for “good reason”, without a “change of control” (as such terms are defined in the employment offer letter), he will be entitled to receive continuing severance pay at a rate equal to 100% of his annual base salary, as then in effect, for a period of three months from the date of such termination, to be paid periodically in accordance with our normal payroll practices.
To receive the severance benefits upon a qualifying termination, Mr. Schlossman must sign and not revoke a release of claims within the time specified in his employment offer letter.
POST-EMPLOYMENT COMPENSATION
The employment offer letters and equity award agreements with our Named Executive Officers provide them with certain protection in the event of their termination of employment other than for “cause,” death or “disability” (as such terms are defined in the employment offer letters). In addition, our Named Executive Officers are participants in our Severance Policy, which provides for certain protections in the event of a termination of employment in connection with a change in control of the Company. We believe that these protections were necessary to induce these individuals to leave their former employment for the uncertainty of a demanding position in a new and unfamiliar organization and help from a retention standpoint and to retain their services on an ongoing basis. We also believe that these arrangements provided by the Severance Policy help maintain the continued focus and dedication of our Named Executive Officers to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the Company.
These arrangements provide reasonable compensation to a Named Executive Officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, in some instances we seek to mitigate any potential

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employer liability and avoid future disputes or litigation by conditioning post-employment compensation and benefits on a departing Named Executive Officer signing a separation and release agreement acceptable to us.
Under the Severance Policy, all payments and benefits in the event of a change in control of the Company are payable only if there is a subsequent loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.
In the event of a change in control of the Company, to the extent Section 280G or 4999 of the Internal Revenue Code is applicable to a Named Executive Officer, such individual is entitled to receive either:
▪payment of the full amounts specified in the policy to which he or she is entitled; or
▪payment of such lesser amount that does not trigger the excise tax imposed by Section 4999, whichever results in him or her receiving a higher amount after taking into account all federal, state, and local income, excise and employment taxes.
We do not use excise tax payments (or “gross-ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our Named Executive Officers.
We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, are essential to attracting and retaining highly-qualified executive officers. The compensation committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our Named Executive Officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
For detailed descriptions of the post-employment compensation arrangements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments upon Termination or Change in Control” below.
EXECUTIVE STOCK OWNERSHIP GUIDELINES
We believe that our executives should hold a significant amount of Company equity to link their long-term economic interests directly to those of our stockholders. Accordingly, effective January 1, 2022, our board of directors adopted stock ownership guidelines for Named Executive Officers. Our chief executive officer is required to own shares of our common stock with a value equal to at least five times his or her annual base salary, and each other Named Executive Officer is required to own shares of our common stock with a value equal to at least three times his or her annual base salary.
We believe that this multiple constitutes significant amounts for our Named Executive Officers and provides a substantial link between the interests of our Named Executive Officers and those of our stockholders. Compliance with these guidelines for our Named Executive Officers is required within five years of becoming subject to them. For purposes of meeting the ownership requirements, unvested RSU awards are counted, but unearned performance awards and unexercised stock options are not. At the end of fiscal 2024, each of our Named Executive Officers exceeded these guidelines based on their current stock accumulation.
OTHER COMPENSATION POLICIES
Hedging and Pledging Prohibitions
Under our Insider Trading Policy, our employees (including officers) and members of our board of directors are prohibited from making short-sales and engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This latter prohibition extends to any hedging or similar transaction designed to decrease the risks

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associated with holding our securities. In addition, under our Insider Trading Policy, our employees and members of our board of directors are prohibited from using our securities as collateral for a loan or holding our securities in a margin account.
Compensation Recovery ("Clawback") Policy
In fiscal 2023, our compensation committee adopted a Compensation Recovery Policy applicable to our CEO and all of our current and former Named Executive Officers (each a "Covered Person"). Under this policy, our compensation committee is obligated to recover Excess Incentive Compensation (as defined below) received by any Covered Person on or after October 2, 2023, if any, in the event Zscaler is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. For purposes of this policy, Excess Incentive Compensation means the amount of certain incentive based compensation actually received by the Covered Person, minus the amount of such incentive based compensation that otherwise would have been received had the incentive compensation been determined based on the applicable restated amounts.
This Policy is intended to comply with, and will be interpreted in a manner consistent with, Section 10D of the Exchange Act, Exchange Act Rule 10D-1 and the Nasdaq listing standards.
Policies and Practices Related to the Timing of Option Awards
While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material nonpublic information, the compensation committee does not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed. It has been our recent practice to grant most of our equity awards in the form of RSUs.
TAX AND ACCOUNTING CONSIDERATIONS
The compensation committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a public company can deduct in any one year for certain specified executive officers. While our compensation committee considers tax deductibility as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Internal Revenue Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Internal Revenue Code. Although we do not maintain a traditional nonqualified deferred compensation plan for our executive officers, Section 409A of the Internal Revenue Code does apply to certain severance arrangements, bonus arrangements and equity awards, and we have

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structured all such arrangements and awards in a manner to either avoid or comply with the applicable requirements of Section 409A of the Internal Revenue Code.
Accounting for Stock-Based Compensation
The compensation committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
Change of Control and Severance Policy
Our board of directors adopted a Change of Control and Severance Policy, or the Severance Policy. Each of our current executive officers is a participant in the Severance Policy. Under the Severance Policy, if we terminate a participant other than for “cause,” death or “disability” or the Named Executive Officer resigns for “good reason” during the period beginning on a “change of control” (as such terms are defined in the Severance Policy) and ending 12 months following the change of control (which we refer to as the change of control period), such Named Executive Officer will be eligible to receive the following severance benefits:
▪100% of the then-unvested shares subject to his then-outstanding equity awards will become vested and exercisable, and in the case of equity awards with performance-based vesting, all performance goals and other vesting criteria will be deemed achieved at the specified percentage of target levels;
▪a lump-sum payment equal to 100% of the greatest of (i) a participant's annual base salary as in effect immediately prior to his termination, (ii) if the termination is a resignation for good reason based on a material reduction in base salary, a participant's annual base salary as in effect immediately prior to such reduction or (iii) a participant's annual base salary as in effect immediately prior to the change of control;
▪a lump-sum payment equal to (i) 100% of a participant's target annual bonus award opportunity for the fiscal year in which the termination occurs plus (ii) a pro-rated portion of such target annual bonus award opportunity reduced by any bonus payments made during such fiscal year; and
▪a lump-sum health benefit severance payment of $36,000.
To receive the severance benefits upon a qualifying termination, a Named Executive Officer must sign and not revoke a release of claims within the time specified in the Severance Policy. If we discover, after a Named Executive Officer receives severance payments or benefits, that grounds for terminating him for cause existed, such Named Executive Officer will not receive any further severance payments or benefits under the Severance Policy, and to the extent permitted by law, the Named Executive Officer will be required to repay to us any severance payments or benefits (or gain derived from such payments or benefits) he received under the Severance Policy.
In addition to any benefits available to Named Executive Officers under the Severance Policy, in October 2022, the compensation committee approved acceleration of attainment of any outstanding PSUs in the event of a change of control of the Company (as defined in the Severance Policy). In the event of a change of control, outstanding PSUs will be deemed to be achieved at 100% of target, subject, in certain circumstances, to continued time-based vesting.

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Fiscal Year 2018 Equity Incentive Plan and 2007 Stock Plan
Our Fiscal Year 2018 Equity Incentive Plan, or the 2018 Plan, provides that in the event of a merger or change in control, as defined under our 2018 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards or participants similarly.
In the event that a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and all other terms and conditions met and such award will become fully exercisable, if applicable. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
In the event of a change in control, with respect to awards granted to an outside director his or her options and other equity awards, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and RSU awards will lapse and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met.
In addition, the agreements for certain performance-based awards granted to our Named Executive Officers hold that performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met, and be subject to continued time-based vesting as set forth in the individual award agreements in the event of a change in control.
Our 2007 Stock Plan, or the 2007 Plan, provides that, in the event of a merger or change in control, as defined under our 2007 Plan, each outstanding award may be assumed or substituted for an equivalent award. In the event that awards are not assumed or substituted for, then the vesting of outstanding awards will be accelerated, and stock options will become exercisable in full prior to such transaction. In addition, if an option is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant that such award will be fully vested and exercisable for a specified period prior to the transaction, and such award will terminate upon the expiration of such period for no consideration, unless otherwise determined by the administrator.

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Fiscal 2024 Summary Compensation Table
The following table presents information regarding the compensation awarded to, earned by and paid to each of our Named Executive Officers during fiscal 2024, fiscal 2023 and fiscal 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Jay Chaudhry Chief Executive Officer	2024	23,660	—	—	—	—	1,502(2)	25,162
	2023	23,660	—	57,751,823(3)	—	—	—	57,775,483
	2022	23,660	—	41,506,500(4)	—	—	—	41,530,160
Remo Canessa Chief Financial Officer	2024	450,000	—	6,165,751(5)	—	489,195	27,909(2)	7,132,855
	2023	430,000	—	5,383,820(3)	—	268,548	—	6,082,368
	2022	400,000	—	10,704,526(4)	—	347,588	—	11,452,114
Syam Nair Chief Technology Officer	2024	450,000	—	3,112,834(5)	—	489,195	9,238(2)	4,061,267
	2023	80,625	—	29,658,794(3)	4,448,380(6)	66,507	—	34,254,306
Mike Rich(7) Chief Revenue Officer	2024	337,500	550,000(8)	31,670,542(5)	5,870,305(6)	374,249	550,000(9)	39,352,596
Robert Schlossman Chief Legal Officer	2024	405,000	—	6,365,483(5)	—	330,207	25,702(2)	7,126,392
	2023	375,000	—	3,426,192(3)	—	206,575	—	4,007,767
	2022	325,000	—	8,028,464(4)	—	260,690	—	8,614,154
(1)The amounts reported represent the grant date fair value of the stock awards granted to the Named Executive Officers during the respective fiscal years as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended July 31, 2024.
(2)The amounts reported represent the payout of accrued vacation time due to change in Company policy in fiscal 2024.
(3)The awards for fiscal 2023 are comprised of (i) time-based RSU and (ii) PSU awards. The amounts shown in respect of the PSU awards represent the grant date fair value based on the probable outcome of the fiscal 2023 performance condition as of the grant date. The grant date fair value of the PSU awards for which metrics were determined in fiscal 2023 assuming achievement of the maximum level of performance are: Mr. Chaudhry, $64,681,951; Mr. Canessa, $1,884,419; Mr. Nair $10,100,155 and Mr. Schlossman $1,199,340. These amounts do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers.
(4)The awards for fiscal 2022 are comprised of PSU awards. The amounts shown in respect of the PSU awards represent the grant date fair value based on the probable outcome of the fiscal 2022 performance condition as of the grant date. The grant date fair value of the PSU awards for which metrics were determined in fiscal 2022 assuming achievement of the maximum level of performance are: Mr. Chaudhry, $62,259,750; Mr. Canessa, $13,380,658 and Mr. Schlossman $10,035,580. These amounts do not necessarily correspond to the actual value recognized by the Named Executive Officers. For example, PSU awards were earned at 106.2% of target for fiscal 2022.
(5)The awards for fiscal 2024 are comprised of (i) time-based RSU and/or (ii) PSU awards. The amounts shown in respect of the PSU awards represent the grant date fair value based on the probable outcome of the fiscal 2024 performance condition as of the grant date. The grant date fair value of the PSU awards for which metrics were determined in fiscal 2024 assuming achievement of the maximum level of performance are: Mr. Canessa, $6,165,751; Mr. Nair $6,225,667; Mr. Rich $17,034,541 and Mr. Schlossman $4,315,990. These amounts do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers.
(6)The amounts reported represent the aggregate grant date fair value of the stock options granted to our Named Executive Officers, calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended July 31, 2024. These amounts do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers.
(7)Mr. Rich was appointed Chief Revenue Officer on November 1, 2023, and appointed as an Executive Officer in March of 2024.
(8)Mr. Rich received a one-time $550,000 sign-on bonus in November 2023 pursuant to the Rich Offer Letter.
(9)Mr. Rich received a $550,000 consulting fee in November 2023 in connection with services rendered to the Company under the Rich Consulting Agreement.

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Fiscal 2024 Grants of Plan-Based Awards Table
The following table sets forth certain information with respect to all plan-based awards granted to our Named Executive Officers during fiscal 2024.

		Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of shares of Stock or Units (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Options Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jay Chaudhry	—	—	—	—	—	—	—	—	—	—
Remo Canessa	09/27/2023	—	450,000	675,000	—	—	—	—	—	—
	11/13/2023	—	—	—	17,303	17,303	34,606	—	—	3,082,576
	11/13/2023	—	—	—	—	—	—	17,303(4)	—	3,082,876
Syam Nair	09/27/2023	—	450,000	675,000	—	—	—	—	—	—
	12/01/2023	—	—	—	15,719	15,719	31,438	—	—	3,112,834
Mike Rich	12/01/2023	—	335,054	502,581	—	—	—	—	—	—
	12/01/2023	—	—	—	14,337	14,337	28,674	—	—	2,839,156
	12/01/2023	—	—	—	14,337	14,337	28,674	—	—	2,839,156
	12/01/2023	—	—	—	14,336	14,336	28,672	—	—	2,838,958
	12/01/2023	—	—	—	—	—	—	100,357(5)	—	19,873,697
	12/01/2023	—	—	—	—	—	—	16,543(6)	—	3,276,010
	12/01/2023	—	—	—	—	—	—	50,000(7)	198.03	9,901,500
Robert Schlossman	09/27/2023	—	303,750	455,625	—	—	—	—	—	—
	11/13/2023	—	—	—	12,112	12,112	24,224	—	—	2,157,995
	11/13/2023	—	—	—	—	—	—	12,112(4)	—	2,157,995
	06/10/2024	—	—	—	—	—	—	11,144(8)	—	2,049,493
(1)These amounts reflect the fiscal 2024 target cash bonus award amounts for each of our Named Executive Officers under our Executive Incentive Compensation Plan, pro rated for Mr. Rich. Mr. Chaudhry did not participate in the Executive Incentive Compensation Plan. There are no threshold bonus amounts under the Executive Incentive Compensation Plan. The amounts set forth do not represent actual compensation earned or earnable by the Named Executive Officers for fiscal 2024. Please see the "Fiscal 2024 Summary Compensation Table" for the amounts earned by our Named Executive Officers for fiscal 2024. For a description of the Executive Incentive Compensation Plan, see “Compensation Discussion and Analysis–Annual Cash Bonuses” above.
(2)These amounts reflect PSU awards granted and eligible to be earned based on achievement of long-term ARR targets established during fiscal 2024 under our 2018 Equity Incentive Plan. For a description of the fiscal 2024 PSU program, see “Compensation Discussion and Analysis–Long-Term Incentive Compensation” above.
(3)The amounts reported represent the aggregate grant date fair value of the stock awards granted to our Named Executive Officers in fiscal 2024, calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value are set forth in the notes to our consolidated financial statements included in our Annual Report. These amounts do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers.
(4)The RSU award vests in (12) equal quarterly installments beginning June 15, 2024.
(5)The RSU award vests in (16) equal quarterly installments beginning December 15, 2024.
(6)The RSUs vest 18.75% quarterly beginning on December 15, 2023 through September 15th, 2024 and the remaining in equal 6.25% installments quarterly through September 15, 2025.
(7)One-fourth of the shares subject to the option vest on November 1, 2024 and 1/48th of the shares vest monthly thereafter.
(8)The RSU award vests in eight equal quarterly installments beginning September 15, 2024.

2024 Proxy Statement	71

■	EXECUTIVE COMPENSATION
Fiscal 2024 Outstanding Equity Awards at Fiscal Year End Table
The following table provides information regarding outstanding equity awards held by our Named Executive Officers as of July 31, 2024.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units or That Have Not Vested ($)

Jay Chaudhry	10/17/22	(2)	—	—	—	—	24,584	4,409,140	—	—
	10/17/22	(3)	—	—	—	—	—	—	174,815	31,353,070
	4/28/23	(2)	—	—	—	—	32,471	5,823,674	—	—
	4/28/23	(3)	—	—	—	—	—	—	230,902	41,412,274
Remo Canessa	10/5/18	(4)	—	—	—	—	3,516	630,595	—	—
	10/31/19	(4)	—	—	—	—	1,849	331,618	—	—
	6/2/20	(4)	—	—	—	—	3,627	650,502	—	—
	4/13/21	(5)	—	—	—	—	10,373	1,860,398	—	—
	9/1/21	(6)	—	—	—	—	12,834	2,301,778	—	—
	10/17/22	(7)	—	—	—	—	12,414	2,226,451	—	—
	10/17/22	(3)	—	—	—	—	—	—	5,093	913,430
	4/28/23	(7)	—	—	—	—	16,397	3,236,468	—	—
	4/28/23	(3)	—	—	—	—	—	—	6,727	1,206,487
	11/13/23	(8)	—	—	—	—	15,861	2,844,670
	11/13/23	(3)	—	—	—	—	—	—	17,303	3,103,293
Syam Nair	6/6/23	(9)	14,583	35,417	152.99	06/06/33	—	—	—	—
	6/6/23	(10)	—	—	—	—	110,028	19,733,522	—	—
	6/6/23	(3)	—	—	—	—	—	—	47,156	8,457,429
	12/1/23	(3)							15,719	2,819,203

72	2024 Proxy Statement

EXECUTIVE COMPENSATION	■

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units or That Have Not Vested ($)

Mike Rich	12/1/23	(11)	—	50,000	198.03	12/01/33
	12/1/23	(7)	—	—	—	—	81,541	14,624,378
	12/1/23	(12)	—	—	—	—	7,237	1,297,956
	12/1/23	(3)	—	—	—	—	—	—	14,336	2,571,162
	12/1/23	(3)	—	—	—	—	—	—	14,337	2,571,341
	12/1/23	(3)	—	—	—	—	—	—	14,337	2,571,341
Robert Schlossman	10/5/18	(4)	—	—	—	—	1,954	350,450	—	—
	10/31/19	(4)	—	—	—	—	2,055	368,564	—	—
	6/2/20	(4)	—	—	—	—	1,814	325,341	—	—
	4/13/21	(5)	—	—	—	—	8,298	1,488,246	—	—
	9/1/21	(6)	—	—	—	—	9,625	1,726,277	—	—
	10/17/22	(7)	—	—	—	—	7,900	1,416,865	—	—
	10/17/22	(3)	—	—	—	—	—	—	3,241	581,273
	4/28/23	(7)	—	—	—	—	10,435	1,871,517	—	—
	4/28/23	(3)	—	—	—	—	—	—	4,281	767,797
	11/13/23	(8)	—	—	—	—	11,102	1,991,144	—	—
	11/13/23	(7)	—	—	—	—	—	—	12,112	2,172,287
	6/10/24	(13)	—	—	—	—	11,144	1,988,676	—	—
(1)This column represents the market value of the shares underlying the RSU awards or PSU awards, as applicable, as of July 31, 2024, based on the closing price of our common stock, as reported on NASDAQ, of $179.35 per share on July 31, 2024.
(2)The remaining RSUs vest in nine equal installments through September 15, 2026.
(3)Upon achievement of specified performance metrics, earned PSU awards vest 100% on the first quarterly vesting date after achievement has been certified. Amounts reported reflect achievement at target.
(4)The remaining RSUs vest on September 15, 2024.
(5)The remaining RSU awards vest as follows: (i) 33.34% of the RSUs vest in five equal quarterly installments through September 15, 2025 and (iii) 66.66% of the RSUs vest in nine quarterly installments through September 15, 2027.
(6)The remaining RSUs vest in five equal quarterly installments through September 15, 2025.
(7)The RSUs vest in (13) equal quarterly installments through September 15, 2027.
(8)The RSUs vest in (11) equal quarterly installments through March 15, 2027.
(9)1/48th of the shares subject to the option will vest monthly through May 24, 2027.
(10)The RSUs vest in (12) equal quarterly installments through June 15, 2027.
(11)One-fourth of the shares subject to the option vest on November 1, 2024 and the remaining shares vest monthly through November 1, 2027.
(12)The remaining RSU awards vest as follows: (i) 42.86% will vest on September 15, 2024 and (ii) 57.14% of the RSUs vest in four equal quarterly installments through September 15, 2025.
(13)The RSUs vest in eight equal quarterly installments through June 15, 2026.

2024 Proxy Statement	73

■	EXECUTIVE COMPENSATION
Fiscal 2024 Option Exercises and Stock Vested Table
The following table presents, for each of our Named Executive Officers, the shares of our common stock that were acquired upon the exercise of stock options and the related value realized upon exercise during fiscal 2024 and upon the vesting of stock awards and the related value realized upon vesting during fiscal 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Jay Chaudhry	—	—	25,358	4,793,712
Remo Canessa	—	—	56,742	10,804,194
Syam Nair	—	—	36,677	7,534,664
Mike Rich	—	—	28,122	5,625,056
Robert Schlossman	—	—	40,113	7,569,473
(1)The value realized on exercise is pre-tax and represents the difference between the market price of our common stock on the date of exercise less the option exercise price paid for those shares, multiplied by the number of shares for which the option was exercised.
(2)The value realized on vesting is calculated as the number of vested shares multiplied by the closing market price of our common stock on the vesting date.
Potential Payments Upon Termination or Change in Control
The tables below quantify the potential payments to our Named Executive Officers under the terms of (i) the Severance Policy and individual agreements in the event of a qualifying termination of employment that is not in connection with a change in control of the Company, (ii) the Severance Policy in the event of a qualifying termination of employment in connection with a change in control of the Company and (iii) individual award agreements and company policies solely in connection with a change in control of the Company. The amounts shown assume that the change in control and/or termination of employment occurred on July 31, 2024, the last business day of fiscal 2024. The values reflected also assume that the payments and benefits to our Named Executive Officers are not reduced by virtue of the provision in the Severance Policy relating to Sections 280G and 4999 of the Internal Revenue Code.
Potential Payments Upon Termination Not in Connection with a Change in Control

		Value of Accelerated Equity Awards
Named Executive Officer	Salary Severance ($)	Restricted Stock Units ($)(1)	Total ($)

Mr. Canessa	225,000	2,853,459	3,078,459
Mr. Rich	225,000	—	225,000
Mr. Schlossman	101,250	—	101,250
(1)Reflects the aggregate market value of the unvested shares of our common stock underlying outstanding RSU awards. The aggregate market value is equal to the product obtained by multiplying (i) the number of unvested shares of our common stock subject to outstanding RSU awards and eligible for accelerated vesting as of July 31, 2024, by (ii) $179.35 per share (the closing market price of our common stock on Nasdaq on July 31, 2024, the last trading day in the fiscal year ended July 31, 2024).

74	2024 Proxy Statement

EXECUTIVE COMPENSATION	■
Potential Payments Upon Termination in Connection with a Change in Control

			Value of Accelerated Equity Awards
Named Executive Officer	Salary Severance ($)	Bonus Severance ($)	Restricted Stock Units ($)(1)	Options ($)(2)	Health Benefit Severance Payments ($)	Total ($)

Mr. Chaudhry	23,660	—	82,998,158	—	36,000	83,057,818
Mr. Canessa	450,000	675,000	19,010,024	—	36,000	20,171,024
Mr. Nair	450,000	675,000	31,010,153	933,592	36,000	33,104,745
Mr. Rich	450,000	502,581	23,636,178	6,492,500	36,000	31,117,259
Mr. Schlossman	405,000	455,625	15,408,855	—	36,000	16,305,480
(1)These amounts reflect the aggregate market value of the unvested shares of our common stock underlying outstanding RSU awards. The aggregate market value is equal to the product obtained by multiplying (i) the number of unvested shares of our common stock subject to outstanding RSU awards as of July 31, 2024, by (ii) $179.35 per share (the closing market price of our common stock on the Nasdaq Global Select Market on July 31, 2024, the last trading day in the fiscal year ended July 31, 2024). For performance-based restricted stock unit awards, the assumed number of unvested shares is equal to the target number of shares subject to such award.
(2)These amounts reflect the aggregate market value of the unvested shares of our common stock underlying outstanding options. The aggregate market value is equal to (i) the product obtained by multiplying (x) the number of unvested shares of our common stock subject to outstanding options as of July 31, 2024, by (y) $179.35 per share (the closing market price of our common stock on the Nasdaq Global Select Market on July 31, 2024), minus (ii) the aggregate exercise price for such unvested shares.
Potential Payments Solely in Connection with a Change in Control
The number of performance-based RSUs in the table below for each of our Named Executive Officers reflects the aggregate market value of the unvested shares of our common stock underlying outstanding performance-based RSU awards at target. The aggregate market value is equal to the product obtained by multiplying (i) the number of unvested shares of our common stock subject to outstanding performance-based RSU awards as of July 31, 2024, by (ii) $179.35 per share (the closing market price of our common stock on the Nasdaq Global Select Market on July 31, 2024, the last trading day in the fiscal year ended July 31, 2024). The unvested shares are equal to the target number of shares subject to such award. A portion of such shares will become 100% vested upon the closing of the change in control event, calculated by multiplying the target number of RSUs by the quotient attained by dividing (i) our ARR as calculated on the date of the closing by (ii) the target ARR. Any remaining RSUs will be subject to time based vesting depending on the progress toward completion of performance metrics as assessed above at the time of the change in control event, such that any remaining RSUs will vest quarterly following the change in control in equal installments, so that all remaining RSUs will be vested four years from the grant date.

Value of Accelerated Equity Awards
Named Executive Officer	Performance-based Restricted Stock Units ($)

Mr. Chaudhry	72,765,344
Mr. Canessa	5,223,210
Mr. Nair	11,276,631
Mr. Rich	7,713,844
Mr. Schlossman	3,521,358

2024 Proxy Statement	75

■	EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table provides information as of July 31, 2024 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)

Equity compensation plans approved by security holders	—	—	—
2007 Stock Plan(1)	352,312	10.20	—
Fiscal Year 2018 Equity Incentive Plan(2)(3)	10,520,332	175.51	30,887,594
Fiscal Year 2018 Employee Stock Purchase Plan(4)	—	—	6,832,549
Equity compensation plans not approved by security holders	—	—	—
Total	10,872,644	46.75	37,720,143
(1)As a result of the adoption of the 2018 Plan, we no longer grant awards under the 2007 Plan; however, all outstanding options issued pursuant to the 2007 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2018 Plan.
(2)Our 2018 Plan provides that the number of shares available for issuance under the 2018 Plan will be increased on the first day of each fiscal year, in an amount equal to the least of (i) 12,700,000 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine.
(3)Includes all outstanding PSU awards as of July 31, 2024 (a) at maximum payout if performance metrics have been determined and (b) at target if no performance metrics have been determined as of the end of fiscal 2024.
(4)Our Fiscal Year 2018 Employee Stock Purchase Plan, or the ESPP, provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year, in an amount equal to the least of (i) 2,200,000 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by the administrator of the ESPP.
Compensation Committee Report
The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management, which includes the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this Proxy Statement.
Respectfully submitted by the members of the compensation committee of the board of directors:
Andrew Brown (Chair)
Charles Giancarlo
Eileen Naughton

76	2024 Proxy Statement

CEO Pay Ratio Disclosure
As required by SEC rules, we are providing the following information about the relationship between the annual total compensation of our Chief Executive Officer and President, Jay Chaudhry (our CEO), and the annual total compensation of our median employee, or our CEO pay ratio.
For fiscal 2024, the median of the annual total compensation of all employees of our Company (other than our CEO) was $162,078 and the annual total compensation of our CEO was $25,162. Accordingly, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 0.15 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
We selected July 31, 2024, the last day of our fiscal year, as the determination date for identifying our median employee. As of July 31, 2024, our employee population consisted of approximately 7,651 individuals (other than our CEO) working at our parent company and consolidated subsidiaries both within and outside the United States, which included all employees whether employed on a full-time, part-time, temporary or seasonal basis. We did not include any contractors or other non-employee workers in our employee population.
To identify our median employee, we used a consistently applied compensation measure consisting of the target base salary of our employees for the 12-month period from August 1, 2023 through July 31, 2024. We selected the foregoing compensation element because it represented our principal broad-based compensation element. Payments not made in U.S. dollars were converted to U.S. dollars using the applicable currency exchange rate in effect as of July 31, 2024. We did not make any cost-of-living adjustment.
Using this approach, we selected the individual at the median of our employee population, who was a full-time employee based in Norway. We then calculated annual total compensation for this individual using the same methodology we use for our Named Executive Officers as set forth in our Fiscal 2024 Summary Compensation Table.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (i)) of our Fiscal 2024 Summary Compensation Table in this Proxy Statement. Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

2024 Proxy Statement	77

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, or the PvP Rules, we are providing the following: (1) tabular compensation and performance disclosure for our fiscal years 2021, 2022, 2023 and 2024; (2) a list of three performance measures that the Company considers to be its most important measures used to align compensation actually paid to the Named Executive Officers, or NEOs, for 2024 to Company performance; and (3) additional disclosure relative to the relationship between the Compensation Actually Paid, or CAP, set forth in the Pay versus Performance Table and each of the performance metrics set forth in the Pay versus Performance Table and between the Company’s and the Peer Group TSR, in each case over 2021-2024. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, see “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement and in our proxy statements filed for fiscal 2021, 2022 and 2023.
In the below pay versus performance table, we provide information about compensation of our NEOs for each of the last four fiscal years, or the Covered Years. Additionally, we provide information about the results for certain financial performance measures during the Covered Years. Although the PvP Rules require us to disclose CAP, these amounts do not necessarily reflect compensation that our NEOs actually earned in the Covered Years. Instead, CAP reflects a calculation computed in accordance with the PvP Rules, including adjusted values to unvested and vested equity awards during the Covered Years based on either year-end or vesting date stock prices and various accounting valuation assumptions. CAP generally fluctuates due to annual stock price performance.
PAY VERSUS PERFORMANCE

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid for PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid for Non-PEO NEOs (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income	Company-Selected Measure: Revenue (7)

2024	$25,162	$9,529,728	$14,418,278	$16,077,033	$138	$227	$(57,706,000)	$2,167,800,000
2023	$57,775,483	$85,838,523	$15,060,085	$17,984,450	$124	$168	$(202,335,000)	$1,616,952,000
2022	$41,530,160	$40,909,340	$26,408,035	$6,614,390	$119	$132	$(390,278,000)	$1,090,946,000
2021	$19,999,160	$36,864,645	$5,446,150	$29,838,915	$182	$140	$(262,029,000)	$673,100,000
(1)Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for the indicated fiscal year for our PEO. For all years reported, our PEO was Mr. Jay Chaudhry
(2)Amounts reported in this column represent the compensation actually paid to our PEO, based on his total compensation reported in the Summary Compensation Table for each of the indicated fiscal years and adjusted as shown in the table below:

78	2024 Proxy Statement

PAY VERSUS PERFORMANCE	■
PEO (Jay Chaudhry)

			2021	2022	2023	2024

	Summary Compensation Table – Total Compensation	(a)	$19,999,160	$41,530,160	$57,775,483	$25,162
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	-$19,975,500	-$41,506,500	-$57,751,823	$—
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$35,386,500	$23,259,000	$78,286,289	$—
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$—	$—	$—	$8,778,785
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$—	$—	$2,760,286	$—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$1,454,485	$17,626,680	$4,768,287	$725,781
—	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$—	$—	$—	$—
—	Compensation Actually Paid		$36,864,645	$40,909,340	$85,838,523	$9,529,728
Equity Award Valuations: Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(3)Amounts reported in this column represent the average of the total compensation reported in the Summary Compensation Table for the indicated fiscal year for our Named Executive Officers (excluding our PEO), or our NEOs, as listed below:

Fiscal Year	Non-PEO NEOs

2024	Remo Canessa, Syam Nair, Mike Rich and Robert Schlossman
2023	Remo Canessa, Syam Nair, Dali Rajic and Robert Schlossman
2022	Remo Canessa, Dali Rajic, Robert Schlossman and Amit Sinha
2021	Remo Canessa, Dali Rajic, Robert Schlossman and Amit Sinha

2024 Proxy Statement	79

■	PAY VERSUS PERFORMANCE
(4)Amounts reported in this column represent the compensation actually paid to the Reported NEOs in the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:
NEO

			2021	2022	2023	2024

	Summary Compensation Table – Total Compensation	(a)	$5,446,150	$26,408,035	$15,060,085	$14,418,278
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	-$4,715,209	-$25,656,800	-$14,506,984	-$13,296,229
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$6,097,920	$14,517,376	$17,177,068	$10,859,259
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$18,009,376	-$9,717,756	$395,724	$1,380,763
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$—	$177,159	$—	$1,518,816
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$5,000,679	$886,375	-$141,443	$1,196,147
—	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$—	$—	$—	$—
—	Compensation Actually Paid		$29,838,915	$6,614,390	$17,984,450	$16,077,033
Equity Award Valuations: Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(5)Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested in our common stock on July 31, 2020, using the closing stock price on that date. Historic stock price performance is not necessarily indicative of future stock price performance.
(6)The TSR Peer Group consists of the S&P 500 Information Technology Index. This calculation assumes that $100 was invested in this index on July 31, 2020 (aligned with the period used in footnote 5 above).
(7)We have selected revenue as the Company-Selected Measure because it is a core driver of our performance and stockholder value creation and, accordingly, was utilized as a metric for performance-based RSUs.
Tabular List of Financial Performance Measures
The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2024. These measures were either used to determine payouts in our Fiscal 2024 Bonus Plan or are tied to vesting of the PSUs.
▪Revenue
▪Calculated Billings
▪Annual Recurring Revenue (ARR)

80	2024 Proxy Statement

PAY VERSUS PERFORMANCE	■
Relationship Between Pay and Performance
“Compensation actually paid,” as calculated per SEC Item 402(v) of Regulation S-K, reflects cash compensation actually paid as well as changes to the fair values of equity awards during the years shown in the table based on year-end or vesting date stock prices, various accounting valuation assumptions, and projected performance modifiers. Due to how CAP is calculated, the CAP as reported for each year does not reflect the actual amounts earned by our NEOs from their equity awards. CAP generally fluctuates annually due to the change in our stock price from year to year as well as varying levels of actual achievement of performance goals.
Because CAP does not reflect the actual amount earned by our NEOs on their equity compensation, we do not use this measure for understanding how NEO pay aligns with our company performance. For a discussion of how our compensation committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement and in our proxy statements filed for fiscal 2021, 2022 and 2023.
Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and non-PEO NEOs for our fiscal years 2021, 2022, 2023 and 2024 to (1) TSR of both our common stock and S&P 500 Information Technology Index, (2) our net loss, and (3) our total revenue.

2024 Proxy Statement	81

■	PAY VERSUS PERFORMANCE

82	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 1, 2024 for:
▪each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;
▪each of our Named Executive Officers;
▪each of our directors and nominees for director; and
▪all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership of 153,414,952 shares of our common stock outstanding as of November 1, 2024. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of November 1, 2024, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Zscaler, Inc., 120 Holger Way, San Jose, California 95134.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

5% Stockholders:
Ajay Mangal, as trustee(1)	29,394,532	19.2%
The Vanguard Group(2)	8,843,707	5.8%
Named Executive Officers and Directors:
Jay Chaudhry(3)	26,890,944	17.5%
Remo Canessa(4)	170,292	*
Syam Nair(5)	58,221	*
Mike Rich(6)	44,702	*
Robert Schlossman(7)	59,952	*
James Beer	—	*
Karen Blasing(8)	65,996	*
Andrew Brown(9)	56,240	*

2024 Proxy Statement	83

■	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Scott Darling(10)	51,667	*
Charles Giancarlo(11)	353,714	*
Eileen Naughton(12)	5,360	*
David Schneider(13)	22,527	*
All current executive officers and directors as a group (12 persons)(14)	27,779,615	18.1%
*Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)Consists of (i) 21,511,041 shares held of record by The CJCP Trust for which Mr. Mangal serves as trustee, (ii) 2,627,830 shares held of record by The CKS Trust for the benefit of YPC dated 12/30/2017 for which Mr. Mangal serves as trustee, (iii) 2,627,831 shares held of record by The CKS Trust for the benefit of SRC dated 12/30/2017 for which Mr. Mangal serves as trustee, and (iv) 2,627,830 shares held of record by The CKS Trust for the benefit of SDC dated 12/30/2017 for which Mr. Mangal serves as trustee. The beneficiaries of The CJCP Trust and each of The CKS Trusts are members of Jay Chaudhry’s family. The address for The CJCP Trust and The CKS Trust is c/o The Goldman Sachs Trust Company, 200 Bellevue Parkway, Suite 250, Wilmington, Delaware 19809. This information is derived from a Schedule 13G/A filed by Ajay Mangal with the SEC on February 12, 2024.
(2)Consists of (i) 8,638,649 shares of sole dispositive power (ii) 205,058 shares of shared dispositive power and (iii) 66,271 shares of shared voting power. The address for the Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355. This information is derived from Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024.
(3)Consists of (i) 310,717 shares held of record by Mr. Chaudhry, (ii) 2,177,994 shares held of record by Jagtar S Chaudhry TTEE The RSJ Trust U/A DTD 06/07/2017, (iii) 24,389,229 shares held of record by Jyoti Chaudhry TTEE The RSP Trust U/A DTD 06/07/2017, (iv) 6,666 shares held of record by P. Jyoti Chaudhry Family Trust dated March 1, 2000 for which Surjit Kaur serves as trustee and (v) 6,338 shares issuable upon vesting of RSU awards within 60 days of November 1, 2024.
(4)Consists of (i) 163,377 shares held of record by Mr. Canessa, and (ii) 6,915 shares issuable upon vesting of RSU awards within 60 days of November 1, 2024.
(5)Consists of (i) 29,261 shares held of record by Mr. Nair, (ii) 19,791 shares exercisable within 60 days of November 1, 2024, and (iii) 9,169 issuable upon vesting of RSUs within 60 days of November 1, 2024.
(6)Consists of (i) 23,856 shares held of record by Mr. Rich, (ii) 13,541 shares subject to options exercisable within 60 days of November 1, 2024, and (iii) 7,305 shares issuable upon vesting of RSU awards within 60 days of November 1, 2024.
(7)Consists of (i) 53,593 shares held of record by Mr. Schlossman, (ii) 66 shares held of record by Mr. Schlossman's spouse, and (iii) 6,293 shares issuable upon vesting of RSU awards within 60 days of November 1, 2024.
(8)Consists of (i) 40,128 shares held of record by Ms. Blasing, (ii) 25,624 shares held of record by The Blasing Family Revocable Trust U/A dtd 12/22/2005 for which Ms. Blasing serves as trustee and (iii) 244 shares issuable upon vesting of RSU awards within 60 days of November 1, 2024.
(9)Consists of (i) 25,663 shares held of record by Mr. Brown, (ii) 30,333 shares subject to options exercisable within 60 days of November 1, 2024, all of which are fully vested and (iii) 244 shares issuable upon vesting of RSU awards within 60 days of November 1, 2024.
(10)Consists of (i) 2,722 shares held of record by Mr. Darling, (ii) 48,701 shares held of record by the Scott C. Darling Revocable Lining Trust for which Mr. Darling serves as trustee (iii) 244 shares issuable upon vesting of RSU awards within 60 days of November 1, 2024.
(11)Consists of (i) 192,822 shares held of record by Mr. Giancarlo, (ii) 125,000 shares are held of record by The Charles H. & Dianne G. Giancarlo Family Trust U/D/T 11/2/98 for which Mr. Giancarlo serves as trustee, (iii) 17,824 shares held of record by The 2012 Marielle Christina Giancarlo Trust UAD 12/26/12 for which Mr. Giancarlo serves as a trustee, (iv) 17,824 shares held of record by The 2012 Gianna Marie Giancarlo Trust UAD 12/26/12 for which Mr. Giancarlo serves as a trustee and (v) 244 shares issuable upon vesting of RSU awards within 60 days of November 1, 2024.
(12)Consists of (i) 5,116 shares held of record by Ms. Naughton and (ii) 244 shares issuable upon vesting of RSU awards within 60 days of November 1, 2024.
(13)Consists of (i) 22,283 shares held of record by Mr. Schneider and (ii) 244 shares issuable upon vesting of RSU awards within 60 days of November 1, 2024.
(14)Consists of (i) 27,678,466 shares beneficially owned by our current executive officers and directors, (ii) 63,665 shares subject to options exercisable within 60 days of November 1, 2024, and (iii) 37,484 shares issuable upon vesting of RSU awards within 60 days of November 1, 2024.

84	2024 Proxy Statement

Related Person Transactions
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
▪the amounts involved exceeded or will exceed $120,000; and
▪any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.
Transactions with Stockholders
From time to time, stockholders, including those that may beneficially own more than 5% of our outstanding capital stock subscribe to, license or otherwise purchase, in the normal course of business, certain of our products and services. These transactions are negotiated on an arm’s-length basis and are subject to review under the Company’s policies and procedures for related person transactions described below.
During fiscal year 2024, in the ordinary course of business, we provided The Vanguard Group (together with its affiliates, “Vanguard”), a greater than 5% beneficial holder of our capital stock, with certain services and products. The aggregate revenue recognized by us in fiscal year 2024 for such services and products exceeded $120,000. The transaction with Vanguard was entered into on an arm’s-length basis, contains customary terms and conditions and was approved under the Company’s related person transactions policy. In the future, we may provide, in the ordinary course of business, additional services and products to Vanguard.
Employment Relationships with Related Parties
We employ Raj Krishna, the son-in-law of our Chairman and CEO, Jay Chaudhry, as Senior Vice President, Product New Initiatives. Mr. Krishna's compensation for fiscal 2024 exceeded $120,000, and consisted of a base salary, annual merit equity award and other benefits.
Other Agreements
In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of the Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
We have entered into employment agreements with certain of our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of employment agreements with our Named Executive Officers, see “Executive Compensation—Employment Arrangements.”

2024 Proxy Statement	85

■	RELATED PERSON TRANSACTIONS
We have granted stock options to our Named Executive Officers, other executive officers and certain of our directors. See “Executive Compensation—Employment Arrangements.”
Other than as described above, since August 1, 2023, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock and any member of the immediate family of any of the foregoing persons, is not permitted to enter into a related-party transaction with us without the consent of our audit committee, subject to the exceptions described below.
In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our audit committee has determined that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed $120,000 in any fiscal year, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and transactions available to all employees generally.

86	2024 Proxy Statement

Other Matters
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Delinquent Section 16(a) Reports
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended July 31, 2024, all Section 16(a) filing requirements were satisfied on a timely basis, except that the Company inadvertently failed to timely file a Form 4 filed on behalf of Mr. Brown to report the exercise of stock options pursuant to Rule 16b-3, which Form 4 was filed on January 18, 2024.
Fiscal Year 2024 Annual Report and SEC Filings
Our financial statements for our fiscal year ended July 31, 2024 are included in our Annual Report on Form 10-K filed with the SEC on September 12, 2024 (File No. 001-38413). This Proxy Statement and our Annual Report are posted in the Financial Information section of the Investor Relations webpage at http://ir.zscaler.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Zscaler, Inc., Attention: Investor Relations, 120 Holger Way, San Jose, California 95134.
Company Website
We maintain a website at www.zscaler.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

2024 Proxy Statement	87

Proposals of Stockholders for Fiscal 2025 Annual Meeting
Pursuant to SEC Rule 14a-8, stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at Zscaler’s principal executive offices no later than July 25, 2025. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must deliver notice that sets forth the information required by Rule 14a-19 no later than November 11, 2025.
In order to be properly brought before the fiscal 2025 Annual Meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Zscaler at its principal executive offices not less than 45 nor more than 75 days before the first anniversary of the date on which Zscaler first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our bylaws must be received no earlier than September 8, 2025, and no later than October 8, 2025, unless our annual meeting date has been changed by more than 30 days from January 10, 2026. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2025 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.
To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our bylaws and SEC requirements. Zscaler will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaws and SEC requirements for submitting a proposal or nomination.
Notices of intention to present proposals at the fiscal 2025 Annual Meeting of stockholders must be addressed to: Secretary, Zscaler, Inc., 120 Holger Way, San Jose, California 95134. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, by using the internet or by mail at your earliest convenience, as instructed on the Notice of Internet Availability of Proxy Materials.
THE BOARD OF DIRECTORS
San Jose, California
November 22, 2024

88	2024 Proxy Statement

Appendix A
Non-GAAP Income from Operations (in thousands) and Non-GAAP Operating Margin

Non-GAAP Income from Operations	Fiscal 2024	Fiscal 2023	Fiscal 2022	Fiscal 2021	Fiscal 2020	Fiscal 2019

GAAP loss from operations	$(121,477)	$(234,623)	$(327,429)	$(207,812)	$(113,956)	$(35,313)
Add:
Stock-based compensation expense and related payroll taxes	549,100	457,815	430,020	278,562	129,636	54,157
Amortization expense of acquired intangible assets	14,624	11,060	9,010	6,795	3,384	908
Restructuring and other charges(1)	—	6,564	—	—	—	—
Litigation-related expenses	—	—	—	—	18,356	13,079
Asset impairment related to facility exit(2)	—	—	—	416	746	—
Non-GAAP income from operations	$442,247	$240,816	$111,601	$77,961	$38,166
GAAP operating margin	(6)%	(15)%	(30)%	(31)%	(26)%	(12)%
Non-GAAP operating margin	20%	15%	10%	12%	9%	11%
(1)In connection with a restructuring plan announced in March 2023, we incurred stock-based compensation expense of approximately $1.0 million, which is included in stock-based compensation expense and related payroll taxes.
(2)Consists of asset impairment charges related to the relocation of our corporate headquarters.
Free Cash Flow Margin (in thousands)

Free Cash Flow	Fiscal 2024	Fiscal 2023	Fiscal 2022	Fiscal 2021	Fiscal 2020	Fiscal 2019

Net cash provided by operating activities	$779,846	$462,343	$321,912	$202,040	$79,317	$58,027
Less:
Purchases of property, equipment and other assets	(144,588)	(97,197)	(69,296)	(48,165)	(43,072)	(25,520)
Capitalized internal-use software	(50,308)	(31,527)	(21,284)	(10,132)	(8,737)	(3,162)
Free cash flow	$584,950	$333,169	$231,332	$143,743	$27,508	$29,345
As a percentage of revenue:

2024 Proxy Statement	A-1

APPENDIX A	■

Free Cash Flow	Fiscal 2024	Fiscal 2023	Fiscal 2022	Fiscal 2021	Fiscal 2020	Fiscal 2019

Net cash provided by operating activities	36%	29	30%	30%	18%	19%
Less:
Purchases of property, equipment and other assets	(7)	(6)	(7)	(7)	(10)	(8)
Capitalized internal-use software	(2)	(2)	(2)	(2)	(2)	(1)
Free cash flow margin	27%	21	21%	21%	6%	10%
Calculated Billings (in thousands)

Calculated Billings	Fiscal 2024	Fiscal 2023	Fiscal 2022	Fiscal 2021	Fiscal 2020	Fiscal 2019

Revenue	$2,167,771	$1,616,952	$1,090,946	$673,100	$431,269	$302,836
Add: Total deferred revenue, end of period	1,894,974	1,439,676	1,021,123	630,601	369,767	251,202
Less: Total deferred revenue, beginning of period	(1,439,676)	(1,021,123)	(630,601)	(369,767)	(251,202)	(164,023)
Calculated billings	$2,623,069	$2,035,505	$1,481,468	$933,934	$549,834	$390,015
Non-GAAP Financial Measures
We have provided in this Proxy Statement financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We use non-GAAP financial information to evaluate the performance of our ongoing operations, including to set targets for our employee compensation programs, and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related payroll taxes, amortization expense of acquired intangible assets, restructuring and other charges, certain litigation-related expenses and asset impairment related to facility exit. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives, including investing in our business and strengthening our financial position.

A-2	2024 Proxy Statement

■	APPENDIX A
Calculated billings is a non-GAAP financial measure that we believe is a key metric to measure our periodic performance. Calculated billings represents our total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. As calculated billings continues to grow in absolute terms, we expect our calculated billings growth rate to trend down over time. We also expect that calculated billings will be affected by seasonality in terms of when we enter into agreements with customers, and the mix of billings in each reporting period.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

2024 Proxy Statement	A-3

Appendix B
ZSCALER, INC.
AMENDED & RESTATED FY2018 EQUITY INCENTIVE PLAN

(As Amended and Restated on , )

1.Purposes of the Plan. The purposes of this Plan are:

▪to attract and retain the best available personnel for positions of substantial responsibility,

▪to provide additional incentive to Employees, Directors and Consultants, and

▪to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.Definitions. As used herein, the following definitions will apply:

a.“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

b.“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares thereunder, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

c.“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

d.“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

e.“Board” means the Board of Directors of the Company.

f.“Change in Control” means the occurrence of any of the following events:

i.A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control, and (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

ii.A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or

B-1	2024 Proxy Statement

APPENDIX B	■
election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

iii.A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)‑month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

g.“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

h.“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

i.“Common Stock” means the common stock of the Company.

j.“Company” means Zscaler, Inc., a Delaware corporation, or any successor thereto.

k.“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital‑raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

l.“Director” means a member of the Board.

m.“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine

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whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

n.“Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

o.“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

p.“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

q.“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

i.If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii.If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

iii.For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission for the initial public offering of the Common Stock; or

iv.In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

r.“Fiscal Year” means the fiscal year of the Company.

s.“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

t.“Inside Director” means a Director who is an Employee.

u.“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

v.“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

w.“Option” means a stock option granted pursuant to the Plan.

x.“Outside Director” means a Director who is not an Employee.

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y.“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

z.“Participant” means the holder of an outstanding Award.

aa.“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

bb.    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

cc.    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

dd.    “Plan” means this FY2018 Equity Incentive Plan.

ee.    “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

ff.    “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

gg.    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

hh.    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

ii.    “Section 16(b)” means Section 16(b) of the Exchange Act.

jj.    “Section 409A” means Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and U.S. Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

kk.    “Securities Act” means the U.S. Securities Act of 1933, as amended.

ll.    “Service Provider” means an Employee, Director or Consultant.

mm.    “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

nn.    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

oo.    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Stock Subject to the Plan.

a.Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan and the automatic increase set forth in Section 3(b) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 12,700,000 Shares, plus (ii) any Shares subject to stock options or similar awards granted under the Company’s 2007 Stock Plan (the “Existing Plan”) that, after the Registration Date, expire or otherwise

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terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that, after the Registration Date, are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to 19,300,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

b.Automatic Share Reserve Increase. Subject to the provisions of Section(s) 14 and 18 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2019 Fiscal Year, in an amount equal to the least of (i) 12,700,000 Shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board. The final automatic increase under this Section 3(b) shall occur on the first day of the 2028 Fiscal Year.

c.Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

d.Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.Administration of the Plan.

a.Procedure.

i.Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

ii.Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

iii.Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

iv.Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

b.Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

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i.to determine the Fair Market Value;

ii.to select the Service Providers to whom Awards may be granted hereunder;

iii.to determine the number of Shares to be covered by each Award granted hereunder;

iv.to approve forms of Award Agreements for use under the Plan;

v.to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine);

vi.to institute and determine the terms and conditions of an Exchange Program;
vii.to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

viii.to prescribe, amend and rescind rules and regulations and adopt sub-plans relating to the Plan, including rules, regulations and sub-plans for the purposes of facilitating compliance with foreign laws, easing the administration of the Plan and/or taking advantage of tax-favorable treatment for Awards granted to Service Providers outside the U.S., in each case as the Administrator may deem necessary or advisable;

ix.to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

x.to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

xi.to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xii.to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

xiii.to make all other determinations deemed necessary or advisable for administering the Plan.

c.Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.Stock Options.

a.Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such options will be treated as nonstatutory stock options. For purposes of this Section 6(a), incentive stock options will be taken into account in the order in which they were granted. The fair market value of the shares will be determined as of the time the option with respect to such shares is granted.

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b.Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

c.Option Exercise Price and Consideration.

i.Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

1.In the case of an Incentive Stock Option

(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

2.In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

3.Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

ii.Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

iii.Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

d.Exercise of Option.

i.Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

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An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

ii.Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

iii.Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

iv.Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided the Administrator has permitted the designation of a beneficiary and provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If the Administrator has not permitted the designation of the a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

v.Tolling Expiration. A Participant’s Award Agreement may also provide that:

1.if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under

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Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

2.if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30)-day period after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.Restricted Stock.

a.Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

b.Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

c.Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

d.Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

e.Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

f.Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

g.Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

h.Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.Restricted Stock Units.

a.Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

b.Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid

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out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

c.Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

d.Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

e.Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.Stock Appreciation Rights.

a.Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

b.Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

c.Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

d.Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

e.Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, the rules of Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

f.Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
i.The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

ii.The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.Performance Units and Performance Shares.

a.Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

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b.Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

c.Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

d.Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

e.Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
f.Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.Outside Director Limitations.

a.Cash-Settled Awards. No Outside Director may be granted, in any Fiscal Year, cash-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $1,000,000 increased to $2,000,000 in connection with his or her initial service.

b.Stock-Settled Awards. No Outside Director may be granted, in any Fiscal Year, stock-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $1,000,000, increased to $2,000,000 in connection with his or her initial service.

12.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise and subject to Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

B-11	2024 Proxy Statement

APPENDIX B	■
14.Adjustments; Dissolution or Liquidation; Merger or Change in Control.

a.Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.

b.Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

c.Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines subject to the restriction in the following paragraph, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards or Participants similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

d.Outside Director Awards. In the event of a Change in Control, with respect to Awards granted to an Outside Director, the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.

2024 Proxy Statement	B-12

■	APPENDIX B

15.Tax.

a.Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, or local taxes, non-U.S. taxes, or other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld with respect to such Award (or exercise thereof).

b.Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value not in excess of the maximum statutory amount applicable in a Participant's jurisdiction, (iii) selling a number of Shares otherwise issuable pursuant to an Award that have a fair market value to cover the amount of the tax withholding obligation, (iv) having the Company or a Parent or Subsidiary withhold from wages or any other cash amount due or to become due to the Participant and payable by the Company or any Parent or Subsidiary, or (v) delivering to the Company already-owned Shares having a fair market value not in excess of the maximum statutory amount required to be withheld. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the amount of tax to be withheld is calculated.

c.Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company (or any Parent or Subsidiary of the Company, as applicable) reimburse a Participant for any taxes imposed or other costs incurred as a result of Section 409A.

16.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company (or any Parent or Subsidiary of the Company) to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date. ~~It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.~~ The Plan will continue in effect until terminated under Section 19 of the Plan, but Section 3(b) relating to the automatic share reserve increase will operate only until the ten (10) year anniversary of the earlier of the Board or stockholder approval of the Plan (the “Original Term”) and further no Incentive Stock Options will be available for grant under the Plan following the Original Term. Accordingly, the final automatic increase under Section 3(b) shall occur on the first day of the 2028 Fiscal Year.

19.Amendment and Termination of the Plan.

a.Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

b.Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

B-13	2024 Proxy Statement

APPENDIX B	■
c.Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.Conditions Upon Issuance of Shares.

a.Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

b.Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. federal or state law, any non-U.S. law, or the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22.Forfeiture Events.

a.All Awards under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 22 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary or Parent of the Company.

b.The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such termination of service, that would constitute cause for termination of such Participant’s status as a Service Provider.

23.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

2024 Proxy Statement	B-14

ZSCALER, INC.
120 HOLGER WAY
SAN JOSE, CALIFORNIA 95134

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ZS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59581-P20241 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZSCALER, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Karen Blasing
02) Charles Giancarlo
03) Eileen Naughton

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending July 31, 2025.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
3. To approve on a non-binding, advisory basis, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
4. To approve an amendment and restatement of the Zscaler, Inc. FY2018 Equity Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V59582-P20241

ZSCALER, INC.
Annual Meeting of Stockholders
January 10, 2025 at 1:00 p.m., Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jay Chaudhry, Remo Canessa and Robert Schlossman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ZSCALER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on January 10, 2025 at 1:00 p.m., Pacific Time, via live webcast at www.virtualshareholdermeeting.com/ZS2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side